LOAN AND SECURITY AGREEMENT

                           dated as of August 17, 1999


                                     between


                      BANK OF AMERICA, NATIONAL ASSOCIATION

                                       and

                          FIRST COMMUNITY FINANCE, INC.


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                                TABLE OF CONTENTS



1.       DEFINITIONS.......................................................1

         1.1      Terms Defined............................................1
                  Adjusted Net Earnings from Operations....................1
                  Adjusted Tangible Assets.................................1
                  Adjusted Tangible Net Worth..............................2
                  Advance Rate.............................................2
                  Affiliate................................................2
                  Anniversary Date.........................................2
                  Applicable Margin........................................2
                  Attorney Costs...........................................2
                  Availability.............................................2
                  Blocked Account Agreement................................2
                  Borrowing Base...........................................2
                  Business Day.............................................3
                  Capital Adequacy Regulation..............................3
                  Certificate of Title.....................................3
                  Closing Date.............................................3
                  Closing Fee..............................................3
                  Code.....................................................3
                  Collateral...............................................3
                  Collateral Adjustment Percent............................3
                  Contracts................................................3
                  Contract Debtor..........................................3
                  Credit Guidelines........................................3
                  Debt.....................................................3
                  Default..................................................4
                  Default Rate.............................................4
                  Distribution.............................................4
                  Dollar...................................................4
                  $........................................................4
                  Eligible Contracts.......................................4
                  ERISA....................................................6
                  ERISA Affiliate..........................................6
                  ERISA Event..............................................6
                  Event of Default.........................................6
                  Excess Availability......................................6
                  Federal Reserve Board....................................6
                  Financial Statements.....................................6
                  Fiscal Year..............................................7
                  Funding Date.............................................7

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                  GAAP.....................................................7
                  General Intangibles......................................7
                  Governmental Authority...................................7
                  Gross Contract Payments..................................7
                  Guarantor................................................7
                  Guaranty.................................................7
                  Instruments..............................................7
                  Intercompany Accounts....................................8
                  Interest Coverage Ratio..................................8
                  Interest Period..........................................8
                  IRS......................................................8
                  LIBOR Rate...............................................8
                  Eurodollar Reserve Percentage............................9
                  LIBOR....................................................9
                  LIBOR Rate Revolving Loan................................9
                  Lien.....................................................9
                  Loan Account.............................................9
                  Loan Documents...........................................9
                  Loss Reserve Percentage..................................9
                  Margin Stock.............................................9
                  Material Adverse Effect.................................10
                  Modified Contract.......................................10
                  Multi-employer Plan.....................................10
                  Multi-Month LIBOR Rate Revolving Loan...................10
                  Net Balance.............................................10
                  Net Charge-Offs.........................................10
                  Net Eligible Contract Payments..........................10
                  Net Six-Month Charge-Off Percent........................10
                  Net Twelve-Month Charge-Off Percent.....................11
                  Notice of Borrowing.....................................11
                  Notice of Conversion/Continuation.......................11
                  Obligations.............................................11
                  One-Month LIBOR Rate Revolving Loan.....................11
                  Other Taxes.............................................11
                  Participating Lender....................................11
                  Past Due Percent........................................11
                  Payment Account.........................................12
                  PBGC....................................................12
                  Pension Plan............................................12
                  Person..................................................12
                  Plan....................................................12
                  Property................................................12
                  Reference Rate..........................................12
                  Reference Rate Revolving Loans..........................12

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                                                                         Page
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                  Reportable Event........................................12
                  Requirement of Law......................................12
                  Responsible Officer.....................................12
                  Restricted Investment...................................13
                  Revolving Loans.........................................13
                  Security Documents......................................13
                  Solvent.................................................13
                  Stated Termination Date.................................13
                  Subordinated Debt.......................................14
                  Subsidiary..............................................14
                  Taxes...................................................14
                  Termination Date........................................14
                  TFC.....................................................14
                  Total Facility..........................................14
                  UCC.....................................................14
                  Unfunded Pension Liability..............................14
                  Unused Line Fee.........................................14
                  Vehicle.................................................14
         1.2      Accounting Terms........................................14
         1.3      Interpretive Provisions.................................15


2.       LOAN.............................................................15

         2.1      Revolving Loans.........................................15
         2.2      Borrowing Procedure.....................................16


3.       INTEREST AND OTHER CHARGES.......................................17

         3.1      Interest................................................17
         3.2      Conversion and Continuation Elections...................18
         3.3      Maximum Interest Rate...................................20
         3.4      Closing Fee.............................................20
         3.5      Unused Line Fee.........................................20
         3.6      Audit Fees..............................................20


4.       PAYMENTS AND PREPAYMENTS.........................................21

         4.1      Payment of Revolving Loans..............................21
         4.2      Termination of Facility.................................21
         4.3      Payments by the Borrower................................22
         4.4      Payments as Revolving Loans.............................22
         4.5      Apportionment, Application and Reversal of Payments.....22
         4.6      Indemnity for Returned Payments.........................23

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                                                                        Page
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         4.7      Lender's Books and Records; Monthly Statements..........23


5.       TAXES, YIELD PROTECTION AND ILLEGALITY...........................24

         5.1      Taxes...................................................24
         5.2      Illegality..............................................24
         5.3      Increased Costs and Reduction of Return.................25
         5.4      Funding Losses..........................................25
         5.5      Inability to Determine Rates............................26
         5.6      Certificates of Lender..................................26
         5.7      Survival................................................26


6.       COLLATERAL.......................................................26

         6.1      Grant of Security Interest..............................26
         6.2      Perfection and Protection of Security Interest..........27
         6.3      Location of Collateral..................................28
         6.4      Title to, Liens on, and Sale of Collateral..............28
         6.5      Access and Examination; Confidentiality.................28
         6.6      Collateral Reporting....................................29
         6.7      Contracts...............................................29
         6.8      Collection of Contracts; Payments.......................30
         6.9      Right to Cure...........................................30
         6.10     Power of Attorney.......................................30
         6.11     Lender's Rights, Duties and Liabilities.................31
         6.12     Protection of Collateral................................31
         6.13     Servicing of Contracts..................................31


7.       BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES................31

         7.1      Books and Records.......................................31
         7.2      Financial Information...................................32
         7.3      Notices to the Lender...................................33


8.       GENERAL WARRANTIES AND REPRESENTATIONS...........................34

         8.1      Authorization, Validity, and Enforceability
                    of this Agreement and the Loan Documents..............34
         8.2      Validity and Priority of Security Interest..............35
         8.3      Organization and Qualification..........................35
         8.4      Corporate Name; Prior Transactions......................35
         8.5      Affiliates..............................................35
         8.6      Financial Statements and Projections....................35

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                                                                        Page
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         8.7      Capitalization..........................................36
         8.8      Solvency................................................36
         8.9      Debt....................................................36
         8.10     Title to Property.......................................36
         8.11     Litigation..............................................36
         8.12     No Violation of Law.....................................36
         8.13     No Default..............................................36
         8.14     ERISA Compliance........................................37
         8.15     Taxes...................................................37
         8.16     Use of Proceeds; Margin Regulations.....................37
         8.17     No Material Adverse Change..............................37
         8.18     Full Disclosure.........................................38


9.       AFFIRMATIVE AND NEGATIVE COVENANTS...............................38

         9.1      Taxes and Other Obligations.............................38
         9.2      Corporate Existence and Good Standing...................38
         9.3      Compliance with Law and Agreements;
                    Maintenance of Licenses...............................38
         9.4      Compliance with ERISA...................................38
         9.5      Mergers, Consolidations or Sales........................39
         9.6      Distributions and Capital Change........................39
         9.7      Transactions Affecting Collateral or Obligations........39
         9.8      Guaranties..............................................39
         9.9      Debt....................................................39
         9.10     Prepayment..............................................39
         9.11     Transactions with Affiliates............................39
         9.12     Investment Banking and Finder's Fees....................40
         9.13     Business Conducted......................................40
         9.14     Liens...................................................40
         9.15     Fiscal Year.............................................40
         9.16     Interest Coverage Ratio.................................40
         9.17     Minimum Borrowing Base; Minimum Subordinated Debt.......40
         9.18     Loss Reserves...........................................40
         9.19     Unsubordinated Debt to Borrowing Base...................40
         9.20     Charge-Off Policy.......................................40
         9.21     Subordinated Obligations................................41
         9.22     New Subsidiaries........................................41
         9.23     Restricted Investment...................................41
         9.24     Reporting Methodology...................................41
         9.25     Contract Forms..........................................41
         9.26     Credit Guidelines.......................................41
         9.27     Further Assurances......................................42

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10.      CONDITIONS TO BORROWINGS.........................................42

         10.1     Conditions Precedent to Making of Revolving Loans
                    on the Closing Date...................................42
         10.2     Conditions Precedent to Each Revolving Loan.............43


11.      DEFAULT..........................................................43

         11.1     Events of Default.......................................43
         11.2     Remedies................................................46


12.      TERM AND TERMINATION.............................................48

         12.1     Term and Termination....................................48


13.      AMENDMENTS; WAIVER; PARTICIPATIONS...............................48

         13.1     No Waivers; Cumulative Remedies.........................48
         13.2     Amendments and Waivers..................................48
         13.3     Participations..........................................48


14.      MISCELLANEOUS....................................................48

         14.1     Severability............................................48
         14.2     Governing Law; Choice of Forum; Service of Process......49
         14.3     Waiver of Jury Trial....................................49
         14.4     Survival of Representations and Warranties..............50
         14.5     Other Security and Guaranties...........................50
         14.6     Fees and Expenses.......................................50
         14.7     Notices.................................................51
         14.8     Waiver of Notices.......................................51
         14.9     Binding Effect..........................................52
         14.10    INDEMNITY OF THE LENDER BY THE BORROWER.................52
         14.11    Final Agreement.........................................52
         14.12    Counterparts............................................52
         14.13    Captions................................................53
         14.14    Right of Setoff.........................................53

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                           LOAN AND SECURITY AGREEMENT

         This Loan and Security Agreement ("Agreement") is made and entered into as of August 17, 1999, by and between Bank of America, National Association ("Lender"), a national banking association, having an address at 40 East 52nd Street, Second Floor, New York, New York 10022, and First Community Finance, Inc. ("Borrower"), a Virginia corporation, whose chief executive office is located at 4900 Augusta Avenue, Suite 104, Richmond, Virginia 23230.

         In consideration of the mutual covenants contained herein, the parties agree as follows:

1.       DEFINITIONS:
         -----------

         1.1      Terms Defined.  As used in this Agreement, the listed terms are defined as follows:

         "Adjusted Net Earnings from Operations" means, with respect to any fiscal period of the Borrower, the Borrower's net income after provision for interest expenses, income taxes and management fees for such fiscal period, as determined in accordance with GAAP and reported on the financial statements for such period, excluding, without duplication, any and all of the following included in such net income: (a) gain arising from the sale of capital assets;
(b) gain arising from any write-up in the book value of any asset; (c) earnings of any corporation, substantially all the assets of which have been acquired by the Borrower in any manner, to the extent realized by such other corporation prior to the date of acquisition; (d) earnings of any business entity in which the Borrower has an ownership interest unless (and only to the extent) such earnings shall actually have been received by the Borrower in the form of cash distributions; (e) earnings of any person to which assets of the Borrower shall have been sold, transferred or disposed of, or into which the Borrower shall have been merged or which has been a party with the Borrower to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain arising from the acquisition of any debt or equity security of the Borrower or from cancellation or forgiveness of Debt; and (g) gain and non-cash losses arising from extraordinary items, as determined in accordance with GAAP, or from any other nonrecurring transaction.

         "Adjusted Tangible Assets" means all assets of the Borrower except: (a) deferred assets, other than prepaid insurance, prepaid taxes, deferred tax benefits and deferred origination costs; (b) patents, copyrights, trademarks, trade names, franchises, goodwill, and other similar intangibles; (c) Restricted Investments; (d) unamortized debt discount and expense; (e) assets of the Borrower constituting Intercompany Accounts; (f) assets located and notes and receivables due from obligors domiciled outside the United States of America, Puerto Rico, or Canada (other than notes and receivables due from military personnel whose loans were originated while such individuals were domiciled inside the United States of America, Puerto Rico, or Canada); and (g) fixed assets to the extent of any write-up in the book value thereof resulting from a revaluation effective after the Closing Date.

         "Adjusted Tangible Net Worth" means, at any date, the remainder of (a) the net book value (after deducting related depreciation, obsolescence,

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amortization, valuation, and other proper reserves as determined in accordance with GAAP) at which the Adjusted Tangible Assets would be shown on a balance sheet of the Borrower at such date prepared in accordance with GAAP, minus (b) the amount at which the Borrower's liabilities would be shown on such balance sheet, and including as liabilities all reserves for contingencies and other potential liabilities which would be required to be shown on such balance sheet.

         "Advance Rate" means eighty-five percent (85%); provided, however, that the Advance Rate shall be reduced by one percent (1.0%) for each whole percentage point that the Collateral Adjustment Percent for the month immediately preceding the date of determination exceeds eleven percent (11%). For example, the Advance Rate shall be (a) eighty-four percent (84%) when the Collateral Adjustment Percent for the month immediately preceding the date of determination is equal to or greater than twelve percent (12%), but less than thirteen percent (13%), and (b) eighty-three percent (83%) when the Collateral Adjustment Percent for the month immediately preceding the date of determination is equal to or greater than thirteen percent (13%), but less than fourteen percent (14%), and (c) and so on.

         "Affiliate" means: (a) a Person which, directly or indirectly, controls, is controlled by or is under common control with, the Borrower; (b) a Person which beneficially owns or holds, directly or indirectly, five percent or more of any class of voting stock of the Borrower; or (c) a Person in which five percent of any class of the voting stock is beneficially owned or held, directly or indirectly, by the Borrower. The term control (including the terms "controlled by" and "under common control with"), means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person in question.

         "Anniversary Date" means each anniversary of the Closing Date.

         "Applicable Margin" means: (i) with respect to Reference Rate Revolving Loans, one-half of one percent (0.50%), and (ii) with respect to LIBOR Rate Revolving Loans, two and three-quarters percent (2.75%).

         "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel engaged by the Lender, the reasonable allocated cost of internal legal services of the Lender and all reasonable expenses and disbursements of internal counsel of the Lender.

         "Availability" means, as of the date of determination the amount determined by multiplying the Advance Rate by the Net Eligible Contract Payments then outstanding.

         "Blocked Account Agreement" means that certain Blocked Account Agreement described in Section 6.8.

         "Borrowing Base" means the sum of the Adjusted Tangible Net Worth plus all Subordinated Debt of the Borrower.

         "Business Day" means: (a) any day that is not a Saturday, Sunday, or a day on which banks in New York, New York, San Francisco, California, or

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Charlotte, North Carolina, are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Revolving Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading is carried on by and between banks in the London interbank market.

         "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

         "Certificate of Title" means the certificate of title or other evidence of ownership of any Vehicle issued by the appropriate Division of Motor Vehicles or its counterpart in the jurisdiction in which the Contract Debtor resides.

         "Closing Date" means the date of this Agreement.

         "Closing Fee" means the fee specified in Section 3.4.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and regulations promulgated thereunder.

         "Collateral" has the meaning specified in Section 6.1.

         "Collateral Adjustment Percent" means, calculated as of the close of business on the last day of each month, the sum (rounded to the lowest whole percent) of the Past Due Percent and the Net Six-Month Charge-Off Percent.

         "Contracts" means all of the Borrower's now owned and hereafter acquired loan agreements, accounts, installment sale contracts, Instruments, notes, documents, chattel paper, and all other forms of obligations owing to the Borrower, and any collateral for any of the foregoing, including all rights under any and all Security Documents and merchandise returned to or repossessed by the Borrower.

         "Contract Debtor" means each Person who is obligated to the Borrower to perform any duty under or to make any payment pursuant to the terms of a Contract.

         "Credit Guidelines" means the Borrower's guidelines (which have previously been reviewed and approved by the Lender) which state in detail the credit criteria used by the Borrower in determining the creditworthiness of Contract Debtors.

         "Debt" means all liabilities, obligations, and indebtedness of the Borrower to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired, or owing, whether primary, secondary, direct or indirect, contingent, fixed, or otherwise,

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and including, without in any way limiting, the generality of the foregoing: (i)
the Borrower's liabilities and obligations to trade creditors; (ii) all Obligations; (iii) all obligations and liabilities to any Person secured by a Lien on the Borrower's Property, even though the Borrower shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such Property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Borrower prepared in accordance with GAAP; (iv) all obligations and liabilities created or arising under any lease or conditional sale or other title retention agreement with respect to Property used or acquired by the Borrower, even if the rights and remedies of the lessor, seller, or lender thereunder are limited to repossession of such Property; provided, however, that all such obligations and liabilities which are limited in recourse to such Property shall be included in Debt only to the extent of the book value of such property as would be shown a balance sheet of the Borrower prepared in accordance with GAAP; (v) all accrued pension fund and other employee benefit plan obligations and liabilities; (vi) all obligations and liabilities under Guaranties; (vii) Subordinated Debt; and (viii) deferred taxes.

         "Default" means an event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

         "Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable interest rate plus (b) two percent (2.0%). Each Default Rate shall be adjusted simultaneously with any change in the applicable interest rate.

         "Distribution" means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of Property in respect to the capital stock of such corporation, other than distributions in capital stock of the same class; or (b) the redemption or other acquisition by such corporation of any capital stock of such corporation.

         "Dollar" and "$" means dollars in the lawful currency of the United States.

         "Eligible Contracts" means those Contracts which the Lender, in its reasonable discretion, deems eligible and which, without limiting the Lender's discretionary rights, satisfy at all times all of the following requirements as determined by the Lender in its reasonable discretion:

                  (a) the Contract strictly complies with all of the Borrower's warranties and representations contained herein;

                  (b) no payment due under the Contract is sixty-one (61) days or more contractually past due (it being understood and agreed that a contractual payment shall be considered to be past due only if, and at such time as, the cumulative aggregate amount that is due but unpaid under the Contract is greater than ten percent (10%) of the scheduled monthly contractual payment that is due under the Contract);

                  (c) except as provided in clause (b) of this Section, neither the Borrower nor, to the best knowledge of the Borrower, the Contract Debtor is in default under the terms of the Contract;

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                  (d) the Borrower has not within any twelve-month period
granted to the Contract Debtor more than two extensions of time (neither of which is longer than one month, consecutive or for the first payment due) for the payment of any sum due under the Contract;

                  (e) the Contract is not subject to any defense, counterclaim, offset, discount, or allowance;

                  (f) the terms of the Contract and all related documents and instruments comply in all respects with all Requirement of Law;

                  (g) the Contract Debtor is not an Affiliate or an employee of the Borrower;

                  (h) the creditworthiness of the Contract Debtor, the Contract and Contract Debtor conform to the Credit Guidelines;

                  (i) the Contract Debtor is not subject to a bankruptcy or insolvency proceeding under Federal law or any similar proceeding under state law;

                  (j) the Contract Debtor is a resident of the United States;

                  (k) the first scheduled payment pursuant to the terms of the Contract is, or was, due within forty-five (45) days following the execution of the Contract and all other payments are scheduled to be made on the same date of each month thereafter;

                  (l) the Contract Debtor is not located in a state requiring the filing of a business activity report or similar document in order for the Borrower to bring suit or otherwise enforce its remedies against the Contract Debtor in the courts or through judicial process in such state, unless the Borrower has qualified to do business in such state, or has filed a notice of business activities report with the appropriate state offices for the then-current year, or is exempt from such filing requirement;

                  (m) in the case of a Vehicle securing repayment of a Contract, repayment of the Contract is secured by a first priority, perfected interest in such Vehicle and the Borrower has obtained a Certificate of Title reflecting the Borrower as the first and sole lien holder no later than one hundred twenty
(120) days following the date such Contract was acquired or created by the Borrower;

                  (n) the Property subject to the Contract is intended to be used principally for personal or family purposes by the Contract Debtor and is not to be used for commercial purposes;

                  (o) the Contract is not a Modified Contract;

                  (p) the Contract is acquired or created in the ordinary course of the Borrower's business;

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

                  (q) the Property which secures the Contract has not been repossessed by the Borrower or returned by the Contract Debtor to the Borrower; and

                  (r) the Contract provides that the unpaid balance thereof shall be payable in equal monthly payments which will amortize the full principal amount of the Contract over the scheduled term of the Contract.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) which is a member of a controlled group or under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to
Section 412 of the Code).

         "ERISA Event" means, with respect to the Borrower, any ERISA Affiliate or any Pension Plan, the occurrence of any of the following: (a) a Reportable Event; (b) a withdrawal by a substantial employer (as defined in Section 4001
(a)(12) of ERISA) subject to Section 4063 of ERISA; (c) a cessation of operations which is treated as a withdrawal under Section 4062(e) of ERISA; (d) a complete or partial withdrawal under Section 4203 or 4205 of ERISA from a Multi-employer Plan; (e) a notification that a Multi-employer Plan is in reorganization under Section 4242 of ERISA; (f) the filing of a notice of intent to terminate a Pension Plan under 4041 of ERISA; (g) the treatment of an amendment of a Pension Plan as a termination under 4041 of ERISA; (h) the termination of a Multi-employer Plan under Section 4041A of ERISA; (i) the commencement of proceedings by the PBGC to terminate a Pension Plan under 4042 of ERISA; (j) an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Pension Plan; or (k) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

         "Event of Default" has the meaning specified in Section 11.1.

         "Excess Availability" means, as of the date of determination, the remainder of (a) Availability minus (b) the aggregate amount of the Revolving Loans then outstanding.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "Financial Statements" means, according to the context in which it is used, the financial statements attached hereto as Schedule 8.6, or any financial statements required to be given to the Lender pursuant to this Agreement.

         "Fiscal Year" means the Borrower's fiscal year for accounting purposes. The current fiscal year of the Borrower will end on December 31, 1999.

         "Funding Date" means the date on which a Revolving Loan occurs.

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         "GAAP" means generally accepted accounting principles as in effect at such time.

         "General Intangibles" means all of the Borrower's now owned or hereafter acquired: general intangibles, choses in action and causes of action and all other intangible personal property of the Borrower of every kind and nature (other than Contracts), including, without limitation, all contract rights, proprietary rights, investment property, business records, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, business interruption insurance, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to the Borrower in connection with the termination of any Plan and any other amounts payable to the Borrower from any Plan.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Gross Contract Payments" means, as of the date of determination, (i) with respect to an interest-bearing Contract the outstanding balance thereof including all accrued but unpaid interest, fees, and other charges owing by the Contract Debtor, and (ii) with respect to a precomputed Contract the outstanding balance thereof including all unearned interest, fees, and charges owing by the Contract Debtor.

         "Guarantor" means TFC Enterprises, Inc., a Delaware corporation.

         "Guaranty" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligation of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including, without limitation, any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

         "Instruments" shall have the same meaning as given to that term in the UCC, and shall include all negotiable instruments, notes secured by mortgages or trust deeds, and any other writing which evidences a right to the payment of money and is not itself a security agreement or lease, and is of a type which is, in the ordinary course of business, transferred by delivery with any necessary endorsement or assignment.

         "Intercompany Accounts" means all assets and liabilities, however arising, which are due to the Borrower from, which are due from the Borrower to, or which otherwise arise from any transaction by the Borrower with, any Affiliate.

         "Interest Coverage Ratio" means, for any period, the ratio of (a) Adjusted Net Earnings from Operations for such period plus the sum of the following to the extent deducted in computing Adjusted Net Earnings from
Operations: (i) tax expense and (ii) total interest expense, over (b) total interest expense during such period.

         "Interest Period" means, as to any One-Month LIBOR Rate Revolving Loan, the period commencing on the first Business Day of each calendar month and ending on the date one month thereafter, and, as to any Multi-Month LIBOR Rate Revolving Loan, the period commencing on the Funding Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a Multi-Month LIBOR Rate Revolving Loan, and ending on the date two, three or six months thereafter as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

                  (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                  (b) any Interest Period pertaining to a LIBOR Rate Revolving Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (c) no Interest Period for any LIBOR Rate Revolving Loan shall extend beyond the Stated Termination Date.

         "IRS" means the Internal Revenue Service and any other Governmental Authority succeeding to any of its principal functions under the Code.

         "LIBOR Rate" means, for any Interest Period with respect to a LIBOR Rate Revolving Loan, the rate of interest per annum (rounded upward to the next 1/100th of 1.0%) determined by the Lender as follows:

                  LIBOR Rate  =                 LIBOR
                                  ------------------------------------
                                  1.00 - Eurodollar Reserve Percentage

                  Where,

                  "Eurodollar Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1.0%) in effect on such day (whether or not applicable to the Lender) under regulations issued from time to time by the Board of Governors of the Federal Reserve for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                  "LIBOR" means the rate of interest per annum (rounded upward to the next 1/16th of 1.0%) at which dollar deposits in the approximate amount of the Loan to be made or continued as, or converted into, a LIBOR Rate Revolving Loan and having a maturity comparable to such Interest Period would be offered by the applicable office of the Lender to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

         "LIBOR Rate Revolving Loan" means a Revolving Loan during any period in which it bears interest at the LIBOR Rate. LIBOR Rate Revolving Loans shall include both One-Month LIBOR Rate Revolving Loans and Multi-Month LIBOR Rate Revolving Loans.

         "Lien" means: (a) any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, or contract, and including without limitation, a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; and (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting Property.

         "Loan Account" means the loan account of the Borrower, which account shall be maintained by the Lender.

         "Loan Documents" means this Agreement and all other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, the Lender's Liens in the Collateral, or any other aspect of the transactions contemplated by this Agreement, and shall include, without limitation, the guaranty of the Obligations from the Guarantor and the subordination agreement from TFC.

         "Loss Reserve Percentage" means the greater of (a) three and one-half percent (3.5%) or (b) the Net Twelve-Month Charge-Off Percent as most recently calculated.

         "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U, or X of the Federal Reserve Board.

         "Material Adverse Effect" means a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower, the Guarantor or the Collateral.

         "Modified Contract" means a Contract which, at any time, either (a) was in payment default for more than sixty (60) days and such payment default was cured by adjusting, amending, or reducing the payment terms or (b) is a refinance or renewal of a prior Contract with the Contract Debtor to accomplish any of the foregoing.

         "Multi-employer Plan" means a multi-employer plan as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by the Borrower or any ERISA Affiliate.

         "Multi-Month LIBOR Rate Revolving Loan" means a LIBOR Rate Revolving Loan with an Interest Period of two, three or six months, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation.

         "Net Balance" means, as of the date of determination, the Gross Contract Payments of a Contract less all unearned interest, fees, and charges owing by the Contract Debtor.

         "Net Charge-Offs" means for any period the Net Balance due under Contracts which have been charged off by the Borrower during such period, as reduced by the amount of all cash recoveries with respect to Contracts which had been charged off during previous periods or during such period.

         "Net Eligible Contract Payments" means, as of the date of determination, the remainder of (a) the Gross Contract Payments owing under all Eligible Contracts, minus (b) the sum of (i) the aggregate amount, to the extent included within the definition of Gross Contract Payments, all unearned interest, fees, finance charges and other charges applicable to the Eligible Contracts, (ii) the unearned insurance commissions, dealer reserves and unearned discounts as presented on the books and records of the Borrower, and (iii) such other amounts as the Lender, in its reasonable discretion, deems necessary or appropriate as a result of new types of Contracts that the Borrower did not own as of the Closing Date or as a result of changes after the Closing Date in accounting for Contracts.

         "Net Six-Month Charge-Off Percent" means the percent, calculated as of the close of business on the last day of each month, equal to (a) the aggregate amount of all Net Charge-Offs during such month and each of the five (5) months immediately preceding the date of calculation, multiplied by two (2), divided by
(b) the sum of the amount of the Net Balance owing under all Contracts outstanding as of the last day of each of such month and the previous five (5) months divided by six (6). For example, if the Borrower charged off $10,000 each month for six (6) months and if the aggregate Net Balances outstanding at the end of the previous six (6) months was $1,000,000 for three (3) months and $1,200,000 for three (3) months, the Net Six-Month Charge-Off Percent would be 10.9% ($120,000/$1,100,000).

         "Net Twelve-Month Charge-Off Percent" means the percent, calculated as of the close of business on the last day of each month, equal to (a) the aggregate amount of all Net Charge-Offs during such month and each of the eleven
(11) months immediately preceding the date of calculation, divided by (b) the sum of the amount of the Net Balance owing under all Contracts outstanding as of the last day of such month and each of the previous eleven (11) months divided by twelve (12). For example, if the Borrower charged off $10,000 each month for twelve (12) months and if the aggregate Net Balances outstanding at the end of the previous twelve (12) months was $1,000,000 for six (6) months and $1,200,000 for six (6) months, the Net Twelve-Month Charge-Off Percent would be 10.9% ($120,000/$1,100,000).

         "Notice of Borrowing" has the meaning specified in Section 2.2(b).

         "Notice of Conversion/Continuation" has the meaning specified in
Section 3.2(b).

         "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Borrower to the Lender, whether or not arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others, and any participation by the Lender in the Borrower's debts owing to others), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to the Borrower hereunder or under any of the other Loan Documents.

         "One-Month LIBOR Rate Revolving Loan" means a LIBOR Rate Revolving Loan with an Interest Period of one month, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation.

         "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

         "Participating Lender" means a commercial bank, financial institutions, or other Person who shall have been granted the right by the Lender to participate in the financing provided by the Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to the Lender.

         "Past Due Percent" means the percent, calculated as of the close of business on the last day of each month, equal to (a) the Gross Contract Payments owing under all Contracts (excluding Contracts charged-off) as to which any portion of an installment due thereunder is 30 days or more past due as determined on a contractual basis under the Borrower's Credit Guidelines as of such day, divided by (b) the Gross Contract Payments owing under all Contracts (excluding Contracts charged-off) as of such day.

         "Payment Account" means each blocked bank account established pursuant to Section 6.8, to which the funds of the Borrower (including, without limitation, collections of payments relating to Contracts and other Collateral) are deposited or credited, and which is maintained in the name of the Borrower on terms acceptable to the Lender.

         "PBGC" means the Pension Benefit Guaranty Corporation or any person succeeding to the functions thereof.

         "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, and which the Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multi-employer Plan, has made contributions at any time during the immediately preceding five (5) plan years.

         "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

         "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower sponsors or maintains or to which the Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

         "Property" means any interest in any kind of property or asset, whether personal or real property, or mixed, or tangible or intangible.

         "Reference Rate" means the rate of interest publicly announced from time to time by the Lender as its reference rate. It is a rate set by the Lender based upon various factors including the Lender's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. However, the Lender may price loans at, above, or below such announced rate. Any changes in the Reference Rate shall take effect on the day specified in the public announcement of such change.

         "Reference Rate Revolving Loans" means a Revolving Loan during any period in which it bears interest based on the Reference Rate.

         "Reportable Event" means any of the events set forth in Section 4043 of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

         "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its Property or to which the Person or any of its Property is subject.

         "Responsible Officer" means the chief executive officer or the president of the Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Borrower, or any other officer having substantially the same authority and responsibility.

         "Restricted Investment" means any acquisition of Property by the Borrower or any of its Subsidiaries in exchange for cash or other Property, whether in the form of an acquisition of stock, debt security, or other indebtedness or obligation, or the purchase or acquisition of any other Property, or a loan, advance, capital contribution, or subscription, except acquisitions of the following: (a) fixed assets to be used in the business of the Borrower, (b) purchase of Contracts in the ordinary course of the Borrower's business, (c) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (d) certificates of deposit maturing within one year from the date of acquisition, bankers acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States or any state thereof having capital and surplus aggregating at least $100,000,000; and (e) commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof.

         "Revolving Loans" means the revolving loans made by the Lender to Borrower pursuant to this Agreement as provided for under Section Two.

         "Security Documents" means all security agreements, chattel mortgages, deeds of trust, mortgages, or other security instruments, guaranties, sureties, and agreements of every type and nature securing the obligations of Contract Debtors under Contracts.

         "Solvent" means when used with respect to the Borrower that at the time of determination:

                  (i) the assets of the Borrower, at a fair valuation, are in excess of the total amount of its debts (including, without limitation, contingent liabilities); and

                  (ii) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

                  (iii) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

                  (iv) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

For purposes of determining whether the Borrower is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Stated Termination Date" means August 17, 2002.

         "Subordinated Debt" means all debt of the Borrower which is subordinated to the Obligations pursuant to a written subordination agreement the terms of which are satisfactory to the Lender in its sole and absolute discretion.

         "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Borrower.

         "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Lender's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender is organized or maintains a lending office.

         "Termination Date" means the earliest to occur of (i) the Stated Termination Date, (ii) the date the Total Facility is terminated either by the Borrower pursuant to Section 4.2 or by the Lender pursuant to Section 11.2, and
(iii) the date this Agreement is otherwise terminated for any reason whatsoever.

         "TFC" means The Finance Company, a Virginia corporation.

         "Total Facility" means $25,000,000.

         "UCC" means the Uniform Commercial Code (or any successor statute) of the state of New York or of any other state the laws of which are required by
Section 9-103 thereof to be applied in connection with the issue of perfection of security interests.

         "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "Unused Line Fee" shall have the meaning given to that term in Section 3.5.

         "Vehicle" means any new or used, two-axeled, automobile or light-duty truck, together with all accessions, parts and equipment sold or financed in connection therewith.

         1.2 Accounting Terms. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied.

         1.3      Interpretive Provisions.

                  (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                     (ii) The term "including" is not limiting and means "including without limitation."

                    (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

                  (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                  (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                  (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

                  (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Lender, the Borrower and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lender merely because of the Lender's involvement in their preparation.

2.       LOAN.
         ----

         2.1 Revolving Loans. Subject to the terms and conditions of this Agreement, including the conditions precedent set forth in Section Ten, the Lender agrees, upon the request of the Borrower, made from time to time during the period of the Closing Date to the Termination Date, to make revolving loans ("Revolving Loans") to the Borrower in an amount not to exceed the lesser of the

Total Facility or the Availability; provided, however, no Revolving Loans will be made to the Borrower if a Default or an Event of Default exists. The Lender, in its sole and absolute discretion, may elect to make Revolving Loans in excess of the Availability or the Total Facility on one or more occasions, but, if it does so, the Lender shall not be deemed thereby to have changed the limits of the Total Facility or the Availability. Immediately upon demand by the Lender for repayment of such excess, the Borrower shall make such payment. If the sum of the outstanding Revolving Loans exceeds the Availability or the Total Facility, the Lender may refuse to make or otherwise restrict the making of Revolving Loans as the Lender determines until such excess has been eliminated. The Borrower may request Revolving Loans either telephonically or in writing. Each oral request for a Revolving Loan shall be conclusively presumed to be made by a person authorized by the Borrower to do so and the crediting of a Revolving Loan to the Borrower's deposit account, or transmittal to such Person as the Borrower shall direct, shall conclusively establish the obligation of the Borrower to repay such Revolving Loan as provided herein.

         2.2      Borrowing Procedure.

                  (a) (i) Each Revolving Loan shall be made upon the Borrower's irrevocable written notice ("Notice of Borrowing") delivered to the Lender which notice must be received by the Lender not later than (1) 11:00 a.m. (New York, New York time) three Business Days prior to the requested Funding Date in the case of Multi-Month LIBOR Rate Revolving Loans and (2) 11:00 a.m. (New York, New York time) on the requested Funding Date in the case of Reference Rate Revolving Loans and One-Month LIBOR Rate Revolving Loans, specifying:

                                    (A) the amount of the borrowing (which
                  amount, in the case of a borrowing of Multi-Month LIBOR Rate Revolving Loans, shall not be less than $3,000,000, or that is in an integral multiple of $500,000 in excess thereof);

                                    (B) the requested Funding Date, which shall
                  be a Business Day;

                                    (C) whether the Revolving Loans requested
                  are to be Reference Rate Revolving Loans, One-Month LIBOR Rate Revolving Loans or Multi-Month LIBOR Rate Revolving Loans; and

                                    (D) the duration of the Interest Period if
                  the requested Revolving Loans are to be Multi-Month LIBOR Rate Revolving Loans. If the Notice of Borrowing fails to specify the duration of the Interest Period for any borrowing comprised of Multi-Month LIBOR Rate Revolving Loans, such Interest Period shall be two months.

                           (ii) There may not be more than six (6) different Interest Periods in effect at any one time.

                           (iii) With respect to any request for Reference Rate Revolving Loans and One-Month LIBOR Rate Revolving Loans, in lieu of delivering the above-described Notice of Borrowing, the Borrower may give the Lender telephonic notice of such request by the required time, and Lender shall be entitled to rely on the telephonic notice in making such Revolving Loans.

                           (iv) All Revolving Loans made on the Closing Date shall be Reference Rate Revolving Loans or One-Month LIBOR Rate Revolving Loans, as the Borrower may direct.

                  (b) On or prior to the Closing Date and thereafter prior to any change with respect to any of the information contained in the following clauses (i) and (ii), the Borrower shall deliver to the Lender a writing setting forth (i) the account of the Borrower to which the Lender is authorized to transfer the proceeds of the Revolving Loans requested pursuant to this Section 2.2, and (ii) the names of the officers authorized to request Revolving Loans on behalf of the Borrower, and shall provide the Lender with a specimen signature of each such officer. The Lender shall be entitled to rely conclusively on such officer's authority to request Revolving Loans on behalf of the Borrower, the proceeds of which are to be transferred to any of the accounts specified by the Borrower pursuant to the immediately preceding sentence, until the Lender receives written notice to the contrary. The Lender shall have no duty to verify the identity of any individual representing himself as one of the officers authorized by the Borrower to make such requests on its behalf.

                  (c) The Lender shall not incur any liability to the Borrower as a result of acting upon any notice referred to in Sections 2.2(a) and (b), which notice the Lender believes in good faith to have been given by an officer duly authorized by the Borrower to request Revolving Loans on its behalf or for otherwise acting in good faith under this Section 2.2, and the crediting of Revolving Loans to the Borrower's deposit account, or transmittal to such Person as the Borrower shall direct, shall conclusively establish the obligation of the Borrower to repay such Revolving Loans.

                  (d) Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 2.2(a) shall be irrevocable and the Borrower shall be bound to borrow the funds requested therein in accordance therewith.

3.       INTEREST AND OTHER CHARGES.
         --------------------------

         3.1      Interest.
                  --------

                  (a) All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Reference Rate or the LIBOR Rate and Sections 3.1(a)(i) or (ii), as applicable, but not to exceed the Maximum Rate described in Section 3.3. Subject to the provisions of Section 3.2, any of the Revolving Loans may be converted into, or continued as, Reference Rate

Revolving Loans, One-Month LIBOR Rate Revolving Loans or Multi-Month LIBOR Rate Revolving Loans in the manner provided in Section 3.2. If at any time Revolving Loans are outstanding with respect to which notice has not been delivered to the Lender in accordance with the terms of this Agreement specifying the basis for determining the interest rate applicable thereto, then those Revolving Loans shall be One-Month LIBOR Rate Revolving Loans and shall bear interest at a rate determined by reference to the LIBOR Rate for One-Month LIBOR Rate Revolving Loans until notice to the contrary has been given to the Lender and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

                           (i) For all Reference Rate Revolving Loans and other Obligations, which are not LIBOR Rate Revolving Loans, then at a fluctuating per annum rate equal to the Reference Rate plus the Applicable Margin;

                           (ii) For all One-Month LIBOR Rate Revolving Loans, then at a per annum rate equal to the LIBOR Rate determined as of the first Business Day of each month for an Interest Period consisting of one month plus the Applicable Margin, with such LIBOR Rate to be effective at all times during such month, and to be adjusted as of the first Business Day of the following month for such following month; and

                           (iii) For all Multi-Month LIBOR Rate Revolving Loans, then at a per annum rate equal to the LIBOR Rate determined for the Applicable Interest Period plus the Applicable Margin.

Each change in the Reference Rate shall be reflected in the interest rate described in clause (i) above as of the effective date of such change. Each change in the LIBOR Rate shall be reflected in the interest rate described in clause (ii) above as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest accrued on all Revolving Loans will be payable in arrears on or before the fifteenth (15th) day of each month hereafter.

                  (b) If any Default or Event of Default occurs and is continuing and the Lender in its discretion so elects, then, until such Default or Event of Default has been cured, all of the Obligations shall bear interest at the Default Rate applicable thereto, and all Revolving Loans that are not Multi-Month LIBOR Rate Revolving Loans shall bear interest at a fluctuating per annum rate equal to the Reference Rate plus the Applicable Margin plus the Default Rate, notwithstanding any provision of Section 3.1 to the contrary.

         3.2      Conversion and Continuation Elections.
                  -------------------------------------

                  (a) The Borrower may, upon irrevocable written notice to the Lender in accordance with Section 3.2(b):

                           (i) elect, as of any Business Day, in the case of Reference Rate Revolving Loans and One-Month LIBOR Rate Revolving Loans to convert any such Revolving Loans (or any part thereof in an amount not less than $3,000,000, or that is in an integral multiple of $500,000 in excess thereof) into Multi-Month LIBOR Rate Revolving Loans; or

                           (ii) elect, as of any Business Day, in the case of Reference Rate Revolving Loans to convert all such Revolving Loans into One-Month LIBOR Rate Revolving Loans, or in the case of One-Month LIBOR Rate Revolving Loans to convert all such Revolving Loans into Reference Rate Revolving Loans; or

                          (iii) elect, as of the last day of the applicable Interest Period, to continue any Multi-Month LIBOR Rate Revolving Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $3,000,000, or that is in an integral multiple of $500,000 in excess thereof);

provided, that if at any time the aggregate amount of Multi-Month LIBOR Rate Revolving Loans is reduced, by payment, prepayment, or conversion of part thereof to be less than $3,000,000, such Multi-Month LIBOR Rate Revolving Loans shall automatically convert into One-Month LIBOR Rate Revolving Loans, and on and after such date the right of the Borrower to continue such Revolving Loans as, and convert such Revolving Loans into, Multi-Month LIBOR Rate Revolving Loans, as the case may be, shall terminate.

                  (b) The Borrower shall deliver a notice of conversion/continuation ("Notice of Conversion/Continuation") to be received by the Lender not later than 11:00 a.m. (New York, New York time) at least three Business Days in advance of the Conversion/Continuation Date, if the Revolving Loans are to be converted into or continued as Multi-Month LIBOR Rate Revolving Loans and specifying:

                           (i) the proposed Conversion/Continuation Date;

                          (ii) the aggregate amount of Revolving Loans to be converted or renewed;

                         (iii) the type of Revolving Loans resulting from the proposed conversion or continuation; and

                          (iv) the Interest Period.

                  (c) If upon the expiration of any Interest Period applicable to Multi-Month LIBOR Rate Revolving Loans, the Borrower has failed to select timely a new Interest Period to be applicable to Multi-Month LIBOR Rate Revolving Loans or if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such Multi-Month LIBOR Rate Revolving Loans into One-Month LIBOR Rate Revolving Loans effective as of the expiration date of such Interest Period.

                  (d) During the existence of a Default or Event of Default, the Borrower may not elect to have a Revolving Loan converted into or continued as a Multi-Month LIBOR Rate Revolving Loan.

                  (e) After giving effect to any conversion or continuation of Multi-Month LIBOR Rate Revolving Loans, there may not be more than six (6) different Interest Periods in effect.

         3.3 Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate permissible for corporate borrowers under applicable law for loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.3, have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Lender an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that the Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Lender shall refund to the Borrower such excess.

         3.4 Closing Fee. The Borrower shall pay the Lender, on the Closing Date, a closing fee (the "Closing Fee") in the amount of $62,500, which Closing Fee shall be fully earned by the Lender on the Closing Date. The Lender and the Borrower agree that the Closing Fee shall be financed by the Lender as a One-Month LIBOR Rate Revolving Loan.

         3.5 Unused Line Fee. The Borrower shall pay the Lender, on the fifteenth day of each month and on the Termination Date, an unused line fee in an amount equal to one-eighth of one percent (0.125%) per annum multiplied by the average daily amount by which the Total Facility exceeds the average daily outstanding amount of Revolving Loans during the immediately preceding month or shorter period if calculated on the Termination Date. The unused line fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

         3.6 Audit Fees. The Borrower agrees to pay to the Lender all costs and fees reasonably incurred by the Lender's internal auditors in connection with audits of the Borrower performed by such auditors during the term of this Agreement; provided that, prior to the occurrence of an Event of Default, the Lender shall not be entitled to reimbursement for any such costs and fees incurred in connection with audits in an amount greater than $18,000 (the

"Maximum Audit Fee") during any year of this Agreement. One-twelfth (1/12th) of the Maximum Audit Fee shall be payable on the fifteenth day of each month, beginning with the fifteenth day of the first month immediately following the Closing Date. Notwithstanding the foregoing, upon the occurrence of any Event of Default, the Borrower shall pay all of the Lender's costs incurred in connection with the verification, audit, and inspection of the Collateral without regard to the foregoing limitations.

4.       PAYMENTS AND PREPAYMENTS.
         ------------------------

         4.1 Payment of Revolving Loans. The Borrower shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The Borrower may prepay Revolving Loans at any time and reborrow subject to the terms of this Agreement; provided, however, that with respect to any Multi-Month LIBOR Rate Revolving Loans prepaid by the Borrower prior to the expiration date of the Interest Period applicable thereto, the Borrower agrees to pay to the Lender the amounts described in Section 5.4. In addition, and without limiting the generality of the foregoing, the Borrower shall pay to the Lender, on demand, the amount by which the outstanding Revolving Loans at any time exceed the Availability or the Total Facility.

         4.2 Termination of Facility. The Borrower may terminate this Agreement at any time upon at least thirty (30) Business Days' prior written notice to the Lender if (a) it pays and performs in full all Obligations on or prior to the effective date of termination, (b) it pays the early termination fee set forth in the next sentence (unless the payment of such early termination fee is not required as set forth in the last sentence of this Section 4.2), and (c) it pays, with respect to any Multi-Month LIBOR Rate Revolving Loans prepaid in connection with such termination, the amounts described in Section 5.4. If this Agreement is terminated at any time prior to February 17, 2002 for any reason whatsoever (except as described in the next sentence), the Borrower shall pay to the Lender an early termination fee determined in accordance with the following table:

         PERIOD DURING WHICH EARLY
         TERMINATION OCCURS                   EARLY TERMINATION FEE
         ------------------                   ---------------------
         On or prior to the First
         Anniversary Date                      2.0% of the Total Facility

         After the First Anniversary
         Date, but on or prior to the
         Second Anniversary Date               1.0% of the Total Facility

         After the Second Anniversary
         Date, but on or prior to
         February 17, 2002                     0.50% of the Total Facility

Notwithstanding the foregoing provisions of this Section 4.2, the Borrower shall not be obligated to pay to the Lender an early termination fee if the reason for termination of this Agreement is that the Lender has notified the Borrower that the Borrower is required to pay additional amounts to the Lender under the provisions of Section 5.3 (but the Borrower shall remain obligated to pay to the

Lender such additional amounts under said Section 5.3); provided, however, that the Borrower shall be required to pay the early termination fee if either: (x) the Borrower fails to provide written notice to the Lender of its intent to terminate this Agreement within fifteen (15) days after the Lender sends a notice to the Borrower that the Borrower is required to pay additional amounts to the Lender under the provisions of Section 5.3; or (y) the Borrower fails to pay and perform all Obligations on or prior to the ninetieth (90th) day following the end of the fifteen (15) day period referred to in clause (x) of this proviso. In the event that the Borrower provides Lender with a notice of intent to terminate this Agreement in accordance with the preceding sentence, but the Borrower fails to pay and perform all Obligations on or prior to the ninetieth (90th) day after such fifteen-day period in accordance with the preceding sentence, said notice of intent to terminate from the Borrower shall be deemed to have been revoked by the Borrower, and the Borrower's obligations to pay to the Lender an early termination fee in accordance with the terms of this Agreement shall be deemed to have been reinstated by the Borrower and the Lender.

         4.3 Payments by the Borrower. All payments to be made by the Borrower shall be made without setoff, recoupment or counterclaim. All payments by the Borrower shall be made to the Lender at the Lender's address set forth in
Section 14.7, and shall be made in Dollars and in immediately available funds, no later than 1:00 p.m. (New York, New York time) on the date specified herein. Any payment received by the Lender later than 1:00 p.m. (New York, New York time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day. Whenever any payment is scheduled to be due on a day other than a Business Day, such payment shall be payable on the following Business Day.

         4.4 Payments as Revolving Loans. All payments of principal, interest, fees, premiums and other sums payable hereunder, including all reimbursement for expenses pursuant to Section 14.6, may, at the option of the Lender, in its sole discretion, subject only to the terms of this Section 4.4, be paid from the proceeds of Revolving Loans made hereunder, whether made following a request by the Borrower pursuant to Section 2.2 or a deemed request as provided in this
Section 4.4. The Borrower hereby irrevocably authorizes the Lender to charge the Loan Account for the purpose of paying principal, interest, fees, premiums and other sums payable hereunder, including reimbursing expenses pursuant to Section 14.6, and agrees that all such amounts charged shall constitute Revolving Loans and that all such Revolving Loans so made shall be deemed to have been requested by the Borrower pursuant to Section 2.2.

         4.5 Apportionment, Application and Reversal of Payments. All payments received by Lender shall be applied, subject to the provisions of this Agreement, first, to pay any fees or expense reimbursements then due to the Lender from the Borrower; second, to pay interest due in respect of all Revolving Loans; third, to pay or prepay principal of the Revolving Loans; and fourth, to the payment of any other Obligation due to the Lender. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless an Event of Default is outstanding, the Lender shall not apply any payments which it receives to any Multi-Month LIBOR Rate Revolving Loan except (a) on the expiration date of the Interest Period applicable to any such Multi-Month LIBOR Rate Revolving Loan, or (b) in the event, and only to the extent, that there are no outstanding Reference Rate Revolving Loans or One-Month LIBOR Rate Revolving Loans. The Lender shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

         4.6 Indemnity for Returned Payments. IF AFTER RECEIPT OF ANY PAYMENT WHICH IS APPLIED TO THE PAYMENT OF ALL OR ANY PART OF THE OBLIGATIONS, THE LENDER IS FOR ANY REASON COMPELLED TO SURRENDER SUCH PAYMENT TO ANY PERSON BECAUSE SUCH PAYMENT IS INVALIDATED, DECLARED FRAUDULENT, SET ASIDE, DETERMINED TO BE VOID OR VOIDABLE AS A PREFERENCE, IMPERMISSIBLE SETOFF, OR A DIVERSION OF TRUST FUNDS, OR FOR ANY OTHER REASON, THEN THE OBLIGATIONS OR PART THEREOF INTENDED TO BE SATISFIED SHALL BE REVIVED AND SHALL CONTINUE AND THIS AGREEMENT SHALL CONTINUE IN FULL FORCE AS IF SUCH PAYMENT HAD NOT BEEN RECEIVED BY THE LENDER AND THE BORROWER SHALL BE LIABLE TO PAY TO THE LENDER, AND HEREBY DOES INDEMNIFY THE LENDER AND HOLD THE LENDER HARMLESS FOR, THE AMOUNT OF SUCH PAYMENT SURRENDERED. The provisions of this Section 4.6 shall be and remain effective notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment and any such contrary action so taken shall be without prejudice to the Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this Section 4.6 shall survive the termination of this Agreement.

         4.7 Lender's Books and Records; Monthly Statements. The Borrower agrees that the Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute prima facie proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Lender will provide to the Borrower a monthly statement of the Revolving Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrower and an account stated (except for reversals and reapplications of payments made as provided in Section 4.5 and corrections of errors discovered by the Lender), unless the Borrower notifies the Lender in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrower.

5.       TAXES, YIELD PROTECTION AND ILLEGALITY.
         --------------------------------------

         5.1      Taxes.
                  -----

                  (a) Any and all payments by the Borrower to the Lender under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrower shall pay all Other Taxes.

                  (b) The Borrower agrees to indemnify and hold harmless the Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days after the date the Lender makes written demand therefor.

                  (c) If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to the Lender, then:

                           (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                          (ii) the Borrower shall make such deductions and withholdings;

                         (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                          (iv) the Borrower shall also pay to the Lender, at the time interest is paid, all additional amounts which the Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes or Other Taxes had not been imposed.

         5.2      Illegality.
                  ----------

                  (a) If the Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for the Lender or its applicable lending office to make LIBOR Rate Revolving Loans, then, on notice thereof by the Lender to the Borrower, any obligation of the Lender to make LIBOR Rate Revolving Loans shall be suspended until the Lender notifies the Borrower that the circumstances giving rise to such determination no longer exist, and all Revolving Loans shall bear interest at a fluctuating per annum rate equal to the Reference Rate plus the Applicable Margin, notwithstanding any provision of Section 3.1 to the contrary.

                  (b) If the Lender determines that it is unlawful to maintain any LIBOR Rate Revolving Loan, the Borrower shall, upon its receipt of notice of such fact and demand from the Lender, prepay without penalty in full such LIBOR Rate Revolving Loans then outstanding, together with interest accrued thereon and excluding any amounts that would have otherwise been required under Section 5.4, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such LIBOR Rate Revolving Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such LIBOR Rate Revolving Loan. If the Borrower is required to so prepay any LIBOR Rate Revolving Loan, then concurrently with such prepayment, the Borrower shall borrow from the Lender, in the amount of such repayment, a Reference Rate Revolving Loan, which shall bear interest at a fluctuating per annum rate equal to the Reference Rate plus the Applicable Margin, notwithstanding any provision of Section 3.1 to the contrary.

         5.3      Increased Costs and Reduction of Return.
                  ---------------------------------------

                  (a) If the Lender determines that, due to either (i) the introduction of or any change in any Requirement of Law, or (ii) the compliance by the Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of any Requirement of Law), there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Revolving Loans, then the Borrower shall be liable for, and shall from time to time, upon demand, pay to the Lender additional amounts as are sufficient to compensate the Lender for such increased costs.

                  (b) If the Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender or any corporation controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration the Lender's or such corporation's policies with respect to capital adequacy) determines that the amount of such capital is increased as a consequence of the Total Facility, loans, credits or obligations under this Agreement, then, upon demand of the Lender, the Borrower shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

         5.4 Funding Losses. The Borrower shall reimburse the Lender and hold the Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

                  (a) the failure of the Borrower to make on a timely basis any payment of principal of any Multi-Month LIBOR Rate Revolving Loan;

                  (b) the failure of the Borrower to borrow, continue or convert a loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

                  (c) the prepayment or other payment (including after acceleration thereof) of any Multi-Month LIBOR Rate Revolving Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Multi-Month LIBOR Rate Revolving Loans or from fees payable to terminate the deposits from which such funds were obtained.

         5.5 Inability to Determine Rates. If the Lender determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Revolving Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Revolving Loan does not adequately and fairly reflect the cost to the Lender of funding such Loan, the Lender will promptly so notify the Borrower. Thereafter, the obligation of the Lender to make or maintain LIBOR Rate Revolving Loans hereunder shall be suspended until the Lender revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrower does not revoke such Notice, the Lender shall make, convert or continue the Revolving Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Revolving Loans shall be made, converted or continued as Reference Rate Revolving Loans instead of LIBOR Rate Revolving Loans, and shall bear interest at a fluctuating per annum rate equal to the Reference Rate plus the Applicable Margin, notwithstanding any provision of Section 3.1 to the contrary.

         5.6 Certificates of Lender. The Lender claiming reimbursement or compensation under this Section Five shall deliver to the Borrower a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

         5.7 Survival. The agreements and obligations of the Borrower in this Section Five shall survive the payment of all other Obligations.

6.       COLLATERAL.
         ----------

         6.1 Grant of Security Interest. As security for all Obligations, the Borrower hereby grants to the Lender a continuing security interest in, lien on, and assignment of, all of the following Property of the Borrower, whether now owned or existing or hereafter acquired or arising, regardless of where located:
(a) all Contracts; (b) all General Intangibles; (c) all money, securities and other property of any kind of the Borrower in the possession or under the control of the Lender or any Participating Lender; (d) all deposit accounts with any financial institution in which the Borrower maintains deposits; (e) all credit balances in favor of Borrower and claims against the Lender or any of its affiliates; (f) all books, records and other Property (other than furniture, fixtures and equipment) related to or referring to any of the foregoing; and (g) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies and claims against third parties. All of the foregoing and all other Property of the Borrower in which the Lender may at any time be granted a Lien is herein collectively referred to as the "Collateral." All of the Obligations shall be secured by all of the Collateral.

         6.2      Perfection and Protection of Security Interest.
                  ----------------------------------------------

                  (a) The Borrower shall, at its expense, perform all steps requested by the Lender at any time to perfect, maintain, protect, and enforce the Lender's Liens in the Collateral, including, without limitation: (i) executing and filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to the Lender; (ii) delivering to the Lender, at the request of Lender, the originals of all Instruments, documents, and chattel paper, and all other Collateral of which the Lender determines it should have physical possession in order to perfect and protect the Lender's security interest therein, duly pledged, endorsed or assigned to the Lender without restriction; (iii) placing notations on the Borrower's books of account to disclose the Lender's security interest; and (iv) taking such other steps as are deemed necessary or desirable by the Lender to maintain and protect the Lender's Liens in the Collateral. To the extent permitted by applicable law, the Lender may file, without the Borrower's signature, one or more financing statements disclosing the Lender's Liens in the Collateral. The Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

                  (b) Except with respect to Collateral delivered to the Lender pursuant to this Section 6.2, the Borrower shall immediately following the execution or receipt of a Contract, stamp on the Contract the following words:
"This document is subject to a security interest in favor of Bank of America, National Association."

                  (c) If any Collateral is at any time in the possession or control of any bailee or any of the Borrower's agents, then the Borrower shall notify the Lender thereof and shall notify such Person of the Lender's security interest in such Collateral and, upon the Lender's request, instruct such Person to hold all such Collateral for the Lender's account subject to the Lender's instructions. If at any time any Collateral is located on a facility which is not owned by the Borrower, then the Borrower shall, at the request of the Lender, obtain written waivers, in form and substance satisfactory to the Lender, of all present and future Liens to which the owner or lessor of such premises may be entitled to assert against the Collateral.

                  (d) From time to time, the Borrower shall, upon the Lender's request, execute and deliver confirmatory written instruments pledging to the Lender the Collateral, but the Borrower's failure to do so shall not affect or limit the Lender's security interest or the Lender's other rights in and to the

Collateral. So long as this Agreement is in effect and until all Obligations have been fully satisfied, the Lender's Liens in the Collateral shall continue in full force and effect (whether or not deemed eligible for the purpose of calculating the Availability or as the basis for any advance, loan, extension of credit, or other financial accommodation).

         6.3 Location of Collateral. The Borrower represents and warrants to the Lender that: (a) Schedule 6.3 is a correct and complete list of the Borrower's chief executive office, the location of its books and records, the locations of the Collateral (except for Collateral in the possession of the Lender), and the locations of all of its other places of business; and (b) Schedule 6.3 correctly identifies any facilities and locations that are not owned by the Borrower and sets forth the names of the owners and lessors of such locations. The Borrower covenants and agrees that it will not (i) maintain any Collateral at any location other than those locations listed on Schedule 6.3, (ii) otherwise change or add to any of such locations, or (iii) change the location of its chief executive office from the location identified in Schedule 6.3, unless it gives the Lender at least thirty (30) days' prior written notice thereof and executes any and all financing statements and other documents that the Lender requests in connection therewith.

         6.4 Title to, Liens on, and Sale of Collateral. The Borrower represents and warrants to the Lender that: (a) all of the Collateral is and will continue to be owned solely by the Borrower free and clear of all Liens whatsoever except for the Lender's Liens; (b) the Lender's Liens in the Collateral will not be subject to any prior Lien; (c) the Borrower will store and maintain the Collateral with all reasonable care; and (d) the Borrower will not, without the Lender's prior written approval, sell, or dispose of or permit the sale or disposition of any of the Collateral. The inclusion of proceeds in the Collateral shall not be deemed to constitute the Lender's consent to any sale or other disposition of the Collateral except as expressly permitted herein.

         6.5      Access and Examination; Confidentiality.
                  ---------------------------------------

                  (a) The Lender may at all reasonable times (and at any time when a Default or Event of Default exists) have access to, examine, audit, make copies of and inspect all of the Borrower's books and records and discuss the Borrower's affairs with the Borrower's officers and management and independent public accountants (and by this provision the Borrower hereby authorizes said accountants to discuss with the Lender the finances and affairs of the Borrower and each of its subsidiaries). The Borrower will deliver to the Lender any instrument necessary for the Lender to obtain records from any service bureau maintaining records for the Borrower. The Lender may, at any time and at the Borrower's expense, make copies of all of the Borrower's books and records, or require the Borrower to deliver such copies to the Lender. The Lender may, without expense to the Lender, use such of the Borrower's respective personnel, supplies, and premises as may be reasonably necessary for maintaining or enforcing the Lender's Liens in the Collateral. The Lender shall have the right, at any time, in the Lender's name or in the name of a nominee of the Lender, to verify the validity, amount or any other matter relating to the Contracts, or other Collateral, by mail, telephone, or otherwise.

                  (b) The Borrower agrees that, subject to the Borrower's prior consent for uses other than in a traditional tombstone, which consent shall not be unreasonably withheld or delayed, the Lender may use the Borrower's name in advertising and promotional material and in conjunction therewith disclose the general terms of this Agreement. The Lender agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrower and provided to the Lender by or on behalf of the Borrower, under this Agreement or any other Loan Document, and neither the Lender nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Lender; provided, however, that the Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Lender is subject or in connection with an examination of the Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable Requirement of Law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Lender or any of its Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Lender's independent auditors, accountants, attorneys and other professional advisors;
(7) to any prospective Participating Lender or assignee under any assignment agreement, actual or potential, provided that such prospective Participating Lender or assignee agrees to keep such information confidential to the same extent required of the Lender hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower is party or is deemed party with the Lender, and (9) to its Affiliates.

         6.6 Collateral Reporting. The Borrower shall provide the Lender, by the fifteenth day of each month, for the immediately preceding month, with the following documents in form satisfactory to the Lender: (a) a collateral and loan status report on forms provided by the Lender (or such other form approved by Lender), (b) an aging of the Borrower's Contracts, listing each Contract under which any payment due thereunder is sixty (60) or more days past due, as determined on a contractual basis, together with a reconciliation to the previous month's aging and to the Borrower's general ledger; (c) a calculation of the Past Due Percent, the Net Six-Month Charge-Off Percent and the Net Twelve-Month Charge-Off Percent; (d) a report describing all Modified Contracts and the status thereof, (e) such other reports as to the Collateral of the Borrower as the Lender shall reasonably request from time to time; and (f) a certificate of an officer of the Borrower certifying as to the accuracy and completeness of the foregoing. If any of the Borrower's records or reports of the Collateral are prepared by an accounting service or other agent, the Borrower hereby authorizes such service or agent to deliver such records, reports, and related documents to the Lender.

         6.7      Contracts.
                  ---------

                  (a) The Borrower hereby represents and warrants to the Lender with respect to the Contracts, that: (i) each existing Contract represents, and each future Contract will represent, a bona fide obligation of the Contract

Debtor, enforceable in accordance with its terms; (ii) each existing Contract is, and each future Contract will be, for a liquidated amount payable by the Contract Debtor thereon on the terms set forth in the Contract therefor or in the schedule thereof delivered to the Lender, without any offset, deduction, defense (including the defense of usury), or counterclaim; (iii) there is only one original counterpart of the Contract executed by the Contract Debtor; (iv) each Contract correctly sets forth the terms thereof, including the interest rate applicable thereto and correctly describes the collateral for such Contract; (vi) the signatures of all Contract Debtors are genuine and, to the knowledge of the Borrower, each Contract Debtor had the legal capacity to enter into and execute such documents on the date thereof; (vii) each Contract complies with all Requirement of Law; and (viii) the Borrower has not used illegal, improper, fraudulent or deceptive marketing techniques or unfair business practices with respect to the Contracts.

                  (b) The Borrower shall not grant any discount, credit or allowance to any such Contract Debtor without the Lender's prior written consent, except for discounts, credits and allowances made or given in the ordinary course of the Borrower's business.

         6.8 Collection of Contracts; Payments. While this Agreement is in effect, the Borrower shall immediately, upon receipt thereof, deposit all proceeds of the Collateral (including all payments received in connection with the Contracts) into a Payment Account, which Payment Account shall be subject to the terms of a Blocked Account Agreement, on terms acceptable to Lender, between the Borrower, the Lender and the bank. At all times only the Lender shall have a right to withdraw any funds from the Payment Account. All funds deposited into the Payment Account are subject solely to the direction of the Lender, will be the Lender's sole Property and will be credited to the Borrower's Loan Account (conditional upon final collection upon receipt by Lender).

         6.9 Right to Cure. The Lender may, in its discretion, pay any amount or do any act required of the Borrower hereunder or under any other Loan Document in order to preserve, protect, maintain or enforce the Obligations, the Collateral or the Lender's Liens therein, which the Borrower fails to pay or do, including, without limitation, payment of any final, non-appealable judgment against the Borrower, any insurance premium, any landlord's claim, and any other Lien upon or with respect to the Collateral; provided that the Lender shall give the Borrower thirty (30) days' prior written notice of the Lender's intent to pay any final, non-appealable judgment against the Borrower. All payments that the Lender makes under this Section 6.9 and all out-of-pocket costs and expenses that the Lender pays or incurs in connection with any action taken by it hereunder shall be charged to the Borrower's Loan Account as a Revolving Loan. Any payment made or other action taken by the Lender under this Section 6.9 shall be without prejudice to any right to assert an Event of Default hereunder.

         6.10 Power of Attorney. The Borrower hereby appoints the Lender and the Lender's designee as the Borrower's attorney, with power: (a) to endorse the Borrower's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Lender's possession related to the Collateral; (b) to sign the Borrower's name on any assignments of Contracts, notices of assignment, and financing statements and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law; (c) to notify the post office authorities, when an Event of Default exists, to change the address for delivery of the Borrower's mail to an address designated by the Lender and to receive, open and dispose of all mail addressed to the Borrower; (d) to send requests for verification of Contracts to Contract Debtors; and (e) to do all things necessary to carry out this Agreement. The Borrower ratifies and approves all acts of such attorney. Neither the Lender nor its attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law not constituting gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

         6.11 Lender's Rights, Duties and Liabilities. The Borrower assumes all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral. The Obligations shall not be affected by any failure of the Lender to take any steps to perfect the Lender's Liens in the Collateral or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release the Borrower from any of the Obligations. Following the occurrence and continuation of an Event of Default, the Lender may (but shall not be required to), without notice to or consent from the Borrower, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of the Borrower for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Lender and the Borrower.

         6.12 Protection of Collateral. The Borrower shall pay all of the Borrower's expenses of protecting, storing, insuring, handling, maintaining, and shipping the Collateral and any and all excise, property, sales, and use taxes levied by any state, federal or local authority on any of the Collateral or in respect of the sale thereof.

         6.13 Servicing of Contracts. The Borrower shall collect all payments and other proceeds of the Contracts and other Collateral and deposit the proceeds into the Payment Account and perform customary insurance follow-up with respect to each policy of insurance, if any, covering the Property which is the subject of the Contracts.

7.       BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES.
         -------------------------------------------------

         7.1 Books and Records. The Borrower shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 7.2(a). The Borrower shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. The Borrower shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Lender shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Contracts; and (b) all other dealings affecting the Collateral. The Borrower shall maintain a system for duplicating and storing, at a secure location, a duplicate set of books and records concerning the Collateral. In addition, the Borrower shall maintain a credit file for each Contract Debtor, containing financial information reflecting the creditworthiness of each Contract Debtor.

         7.2 Financial Information. The Borrower shall promptly furnish to the Lender, all such financial information as the Lender shall reasonably request, and notify its auditors and accountants that the Lender is authorized to obtain such information directly from them. Without limiting the foregoing, the Borrower will furnish to the Lender, in such detail as the Lender shall request, the following:

                  (a) As soon as available, but in any event not later than ninety (90) days after the close of each Fiscal Year, consolidated and consolidating audited balance sheets, and statements of income and expense, cash flow and stockholders' equity for the Guarantor and its consolidated Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Guarantor and its consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon unqualified as to scope by independent certified public accountants selected by the Borrower and reasonably satisfactory to the Lender.

                  (b) As soon as available, but in any event not later than thirty (30) days after the end of each month, consolidated and consolidating unaudited balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such month, and consolidated and unaudited statements of income and expense and cash flow for the Borrower and its consolidated Subsidiaries for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operations of the Borrower and its consolidated Subsidiaries as at the date thereof and for such periods, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 7.2(a). Such statements shall be certified to be fairly stated in all material respects by the chief financial officer of the Borrower, subject to normal year-end adjustments.

                  (c) With each of the audited Financial Statements delivered pursuant to Section 7.2(a), a certificate of the independent certified public accountants that examined such statement to the effect that they have reviewed and are familiar with this Agreement and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default, except for those, if any, described in reasonable detail in such certificate.

                  (d) With each of the annual audited Financial Statements delivered pursuant to Section 7.2(a) and each of the unaudited Financial Statements delivered pursuant to Section 7.2(b), a certificate of the chief financial officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish that the Borrower was in compliance with the covenants set forth in Sections 9.16 through 9.19 during the period covered in such Financial Statements, (ii) stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, and (B) no Default or Event of Default then exists or existed during the period covered by such Financial Statements, and (iii) describing and analyzing in reasonable detail all material trends, changes, and developments in each and all Financial Statements. If such certificate discloses that a representation or warranty is not correct or complete or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Borrower has taken or proposes to take with respect thereto.

                  (e) No sooner than sixty (60) days and not less than thirty
(30) days prior to the beginning of each Fiscal Year, annual forecasts (to include forecasted consolidated and consolidating balance sheets and statements of income and expenses) for the Borrower and its Subsidiaries as at the end of and for each month of such Fiscal Year.

                  (f) Promptly after filing with the PBGC and the IRS, a copy of each annual report or other filing filed with respect to each Plan of the Borrower.

                  (g) Promptly upon the filing thereof, copies of all reports, if any, filed by the Borrower with the Securities and Exchange Commission under the Exchange Act.

                  (h) As soon as available, but in any event not later than fifteen (15) days after the Borrower's receipt thereof, a copy of all management reports and management letters prepared for the Borrower by its independent certified public accountants.

                  (i) Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which the Borrower makes available to its stockholders.

                  (j) Promptly after filing with the IRS, a copy of each tax return filed by the Borrower or by any of its Subsidiaries.

                  (k) Such additional information as the Lender may from time to time reasonably request regarding the financial and business affairs of the Borrower.

         7.3 Notices to the Lender. The Borrower shall notify the Lender, in writing of the following matters at the following times:

                  (a) Immediately after becoming aware of any Default or Event of Default.

                  (b) Immediately after becoming aware that the holder of any capital stock of the Borrower or of any Debt has given notice or taken any action with respect to a claimed default.

                  (c) Immediately after becoming aware of any Material Adverse Effect.

                  (d) Immediately after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting the Borrower or any of its Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect.

                  (e) Immediately after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting the Borrower which could reasonably be expected to have a Material Adverse Effect.

                  (f) Any change in the Borrower's name, state of incorporation, or form of organization, trade names or styles under which the Borrower will create or acquire Contracts, or to which instruments in payment of Contracts may be made payable, in each case at least thirty (30) days prior thereto.

                  (g) Within ten (10) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know, that an ERISA Event has occurred, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto.

         Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the Borrower or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

8. GENERAL WARRANTIES AND REPRESENTATIONS. THE BORROWER WARRANTS AND REPRESENTS TO THE LENDER, AT ALL TIMES DURING THE TERM OF THIS AGREEMENT AND UNTIL THE OBLIGATIONS HAVE BEEN SATISFIED, THAT EXCEPT AS HEREAFTER DISCLOSED TO AND ACCEPTED BY THE LENDER IN WRITING:

         8.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. The Borrower has the corporate power and authority to execute, deliver and perform this Agreement and the other Loan Documents, to incur the Obligations, and to grant to the Lender Liens upon and security interests in the Collateral. The Borrower has taken all necessary corporate action (including without limitation, obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents. No consent, approval, or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with the Borrower's execution, delivery and performance of this Agreement and the other Loan Documents, except for those already duly obtained. This Agreement and the other Loan Documents have been duly executed and delivered by the Borrower, and constitute the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms without defense, setoff or counterclaim. Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the Property of the Borrower (except as contemplated by this Agreement) by reason of the terms of (a) any mortgage, lease, agreement, or instrument to which the Borrower is a party or which is binding upon it, (b) any Requirement of Law applicable to the Borrower, or (c) the certificate or articles of incorporation or bylaws of the Borrower.

         8.2 Validity and Priority of Security Interest. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Lender and such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral securing all the Obligations and enforceable against the Borrower and all third parties.

         8.3 Organization and Qualification. The Borrower (a) is duly incorporated and organized and validly existing in good standing under the laws of the state of its incorporation, (b) is qualified to do business as a foreign corporation and is in good standing in the jurisdictions set forth on Schedule
8.3 which are the only jurisdictions in which qualification is necessary in order for it to own or lease its Property and conduct its business, and (c) has all requisite power and authority to conduct its business and to own its Property.

         8.4 Corporate Name; Prior Transactions. The Borrower has not, during the past five (5) years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its Property outside of the ordinary course of business.

         8.5 Affiliates. Schedule 8.5 is a correct and complete list of the name and relationship to the Borrower of each and all of the Borrower's Affiliates. Each Affiliate which is a corporation is (a) duly incorporated and organized and validly existing in good standing under the laws of its state of incorporation set forth on Schedule 8.5, (b) qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a Material Adverse Effect on any such Affiliate, and (c) has all requisite power and authority to conduct its business and own its Property.

         8.6      Financial Statements and Projections.
                  ------------------------------------

                  (a) The Borrower has delivered to the Lender the audited balance sheet and related statements of income, retained earnings, cash flow, and changes in stockholders equity for the Guarantor and its consolidated Subsidiaries as of December 31, 1998, and for the Fiscal Year then ended, accompanied by the report thereon of the Guarantor's independent certified public accountants. The Borrower has also delivered to the Lender the unaudited balance sheet and related statements of income and cash flow for the Borrower as of June 30, 1999. Such financial statements are attached hereto as Schedule 8.6. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly the financial position of the Guarantor and its consolidated Subsidiaries or the Borrower, as the case may be, as at the dates thereof and their results of operations for the periods then ended.

                  (b) The projections of the Borrower, when submitted to the Lender as required by this Agreement, will represent the Borrower's best estimate of the future financial performance of the Borrower.

         8.7 Capitalization. The Borrower's authorized capital stock consists of five thousand (5,000) shares of common stock, par value $0.01 per share, of which one hundred (100) shares are validly issued and outstanding, fully paid and non-assessable and are owned beneficially and of record by the Guarantor.

         8.8 Solvency. The Borrower is Solvent prior to and after giving effect to the making of the Revolving Loans to be made on the Closing Date and shall remain Solvent during the term of this Agreement.

         8.9 Debt. After giving effect to the making of the Revolving Loans to be made on the Closing Date, the Borrower has no Debt, except (a) the Obligations, (b) Debt described on the most recent Financial Statement, and (c) trade payables and other contractual obligations arising in the ordinary course of business. The Borrower has Subordinated Debt of $4,562,201 owing to TFC as of July 31, 1999.

         8.10 Title to Property. The Borrower has good, indefeasible, and marketable title to all of its Property (including, without limitation, the assets reflected on the most recent Financial Statements delivered to the Lender, except as disposed of in the ordinary course of business since the date thereof).

         8.11 Litigation. Except as set forth on Schedule 8.11, there is no pending or (to the best of the Borrower's knowledge) threatened action, suit, proceeding, or counterclaim by any Person, or investigation by any Governmental Authority which could reasonably be expected to cause a Material Adverse Effect.

         8.12 No Violation of Law. The Borrower is not in violation of any Requirement of Law, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect and the Contracts, in form and substance, comply with all Requirements of Law, including all interest rate and disclosure requirements. None of the Contracts are secured by non-purchase money security interests covering a consumer's household goods.

         8.13 No Default. The Borrower is not in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which the Borrower is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

         8.14     ERISA Compliance.
                  ----------------

                  (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrower, nothing has occurred which would cause the loss of such qualification. The Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code has been made with respect to any Plan.

                  (b) There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         8.15 Taxes. The Borrower has filed all Federal and other tax returns and reports required to be filed, and have paid all Federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable.

         8.16 Use of Proceeds; Margin Regulations. The proceeds of the Revolving Loans are to be used solely for working capital purposes. The Borrower is not engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

         8.17 No Material Adverse Change. No Material Adverse Effect has occurred since the date of the Financial Statements which are attached hereto as
Schedule 8.6. On the basis of a comprehensive review and assessment undertaken by Borrower of Borrower's computer applications and inquiry made of Borrower's material suppliers, vendors and customers Borrower reasonably believes that the "Year 2000 problem" (that is, the risk that computer applications used by any person may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999) will not result in a material adverse change in the operations, business, properties, or condition (financial or otherwise) of the Borrower.

         8.18 Full Disclosure. None of the representations or warranties made by the Borrower in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Borrower in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Borrower to the Lender prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

9. AFFIRMATIVE AND NEGATIVE COVENANTS. THE BORROWER COVENANTS TO THE LENDER THAT, SO LONG AS ANY OF THE OBLIGATIONS REMAIN OUTSTANDING OR THIS AGREEMENT IS IN EFFECT:

         9.1 Taxes and Other Obligations. The Borrower shall (a) file when due all tax returns and other reports which it is required to file; (b) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its Property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Lender, upon request, satisfactory evidence of its timely compliance with the foregoing; and
(c) pay when due all Debt owed by it and all claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it; provided, however, so long as Borrower has notified the Lender in writing, the Borrower need not pay any tax, fee, assessment, or governmental charge, that (i) it is contesting in good faith by appropriate proceedings diligently pursued, (ii) the Borrower has established proper reserves for as provided in GAAP, and (iii) no Lien on the Collateral results from such non-payment.

         9.2 Corporate Existence and Good Standing. The Borrower shall maintain its corporate existence and its qualification and good standing in all jurisdictions in which the failure to maintain such qualification or good standing could reasonably be expected to have a material adverse effect on the Borrower's Property, business, operations, prospects, or condition (financial or otherwise).

         9.3 Compliance with Law and Agreements; Maintenance of Licenses. The Borrower shall comply with all Requirements of Law including the Federal Trade Commission's used car rule and all usury and consumer credit disclosure laws and regulation. The Borrower shall obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its Property and to conduct its business as conducted on the Closing Date.

         9.4 Compliance with ERISA. The Borrower shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the

Code to maintain such qualification; (c) make all required contributions to any Plan subject to Section 412 of the Code; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; and (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         9.5 Mergers, Consolidations or Sales. The Borrower shall not (a) enter into any transaction of merger, reorganization, or consolidation with any other Person; (b) transfer, sell, assign, lease, or otherwise dispose of all or any part of the Collateral; (c) transfer, sell, assign, lease or otherwise dispose of any substantial part of its assets that do not constitute any part of the Collateral, other than sales of obsolete assets, and other assets in the ordinary course of business that do not constitute any part of the Collateral; or (d) liquidate or dissolve.

         9.6 Distributions and Capital Change. The Borrower shall not (i) directly or indirectly declare or make or incur any liability to make any Distribution or (ii) make any change in its capital structure.

         9.7 Transactions Affecting Collateral or Obligations. The Borrower shall not enter into any transaction which is likely to have a Material Adverse Effect.

         9.8 Guaranties. The Borrower shall not make, issue, or become liable on any Guaranty, except Guaranties in favor of the Lender.

         9.9 Debt. The Borrower shall not incur or maintain any Debt, other than: (a) the Obligations; (b) trade payables and contractual obligations to suppliers and customers incurred in the ordinary course of business (including office leases, equipment purchase agreements, equipment sale and leaseback agreements, and office furniture financing agreements); (c) other Debt existing on the Closing Date and reflected in the Financial Statements attached hereto as
Schedule 8.6; (d) Subordinated Debt in accordance with the terms of this Agreement; and (e) intercompany debt owing to the Guarantor that is subject to the subordination provisions of the guaranty from the Guarantor in favor of the Lender.

         9.10 Prepayment. The Borrower shall not voluntarily prepay any Debt, except (i) the Obligations, any Subordinated Debt and any intercompany debt owing to the Guarantor in accordance with the terms of this Agreement; and (ii) any Debt incurred or arising in connection with office leases, equipment purchase agreements, equipment sale and leaseback agreements, and office furniture financing agreements.

         9.11 Transactions with Affiliates. The Borrower shall not sell, transfer, distribute, or pay any money or Property, including, but not limited to, any management fees or expenses of any nature, to any Affiliate, or lend or advance money or Property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any Property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate; provided, however, that the Borrower may pay management fees to the Guarantor as long as, at the time of any such payment, no Default or Event of Default shall have occurred and be continuing or would result from such payment. Notwithstanding the foregoing, the Borrower may engage in transactions with Affiliates in the ordinary course of business, in amounts and upon terms fully disclosed to the Lender, and no less favorable to the Borrower than would be obtained in a comparable arm's-length transaction with a third party who is not an Affiliate.

         9.12 Investment Banking and Finder's Fees. The Borrower shall not pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement. The Borrower shall defend and indemnify the Lender against and hold them harmless from all claims of any Person for any such fees, and all costs and expenses (including without limitation, attorneys' fees) incurred by the Lender in connection therewith.

         9.13 Business Conducted. The Borrower shall not engage, directly or indirectly, in any line of business other than the businesses in which the Borrower is engaged on the Closing Date, provided that the Borrower shall be permitted to offer products that are ancillary to or extensions of the types of Contracts which the Borrower offers or purchases as of the Closing Date.

         9.14 Liens. The Borrower shall not create, incur, assume, or permit to exist any Lien on any Collateral, except for the Lien in favor of the Lender.

         9.15 Fiscal Year.  The Borrower shall not change its Fiscal Year.

         9.16 Interest Coverage Ratio. The Borrower shall maintain an Interest Coverage Ratio, calculated on a rolling four-quarter basis, as of the last day of each quarter in each Fiscal Year, beginning with the first fiscal quarter of the 1999 Fiscal Year, of not less than 1.0 to 1.

         9.17 Minimum Borrowing Base; Minimum Subordinated Debt. The Borrower shall not permit (a) the aggregate amount of the Borrowing Base to be less than $3,200,000 at any time, or (b) the aggregate amount of the Subordinated Debt owing to TFC to be less than $4,000,000 at any time.

         9.18 Loss Reserves. The Borrower shall maintain loss reserves at all times during the term of this Agreement in an amount, calculated as of the close of business on the last day of each month, which shall not be less than an amount equal to the Loss Reserve Percentage multiplied by the Net Balance outstanding as of such day.

         9.19 Unsubordinated Debt to Borrowing Base. The Borrower shall not permit the ratio, calculated as of the last day of each month, of (a) the remainder of all Debt minus all Subordinated Debt to (b) Borrowing Base, to be more than (i) 4.5 to 1 beginning on the last day of the month following the Closing Date and ending on the last day of the month that is immediately prior to the first Anniversary Date, and (ii) 4.0 to 1 beginning on the last day of the month following the first Anniversary Date and thereafter.

         9.20 Charge-Off Policy. The Borrower shall maintain its current policy for charging off the unpaid balance of its delinquent Contracts. Without limiting the generality of the foregoing, the Borrower's policy shall continue to provide, as a minimum, that on the last day of each month the Borrower shall charge off the unpaid balance of all Contracts with respect to which any payment due thereunder is one hundred eighty (180) or more days contractually delinquent, except that the Borrower shall be permitted to abstain from making any such charge-offs if the aggregate Net Balance of all of the Contracts which are not so charged-off is less than $50,000.

         9.21 Subordinated Obligations. Except as permitted by the terms of the applicable subordination agreement, the Borrower shall not directly or indirectly (a) make any payment with respect to any Subordinated Debt; (b) amend or modify any Subordinated Debt in such a manner as to affect adversely the Lender; or (c) prepay or redeem all or any part of any Subordinated Debt.

         9.22 New Subsidiaries. The Borrower shall not, directly or indirectly, organize or acquire any Subsidiary other than those listed on Schedule 8.5.

         9.23 Restricted Investment. The Borrower shall not make any Restricted Investment.

         9.24 Reporting Methodology. The Borrower shall not amend or modify the methodology employed by the Borrower in preparing its accounting and financial reports relating to the presentation of (i) the delinquency of Contracts, (ii) the charge-off of delinquent Contracts and (iii) the unearned insurance commissions and dealer discounts from the methodology employed by the Borrower as of the Closing Date so as to change the consistency of the information with respect to such items, from time to time, provided to Lender.

         9.25 CONTRACT FORMS. THE BORROWER SHALL NOT USE IN ITS BUSINESS CONTRACTS WHICH ARE NOT ON THE PRINTED FORMS PREVIOUSLY APPROVED IN WRITING BY THE LENDER AND THE BORROWER SHALL NOT CHANGE OR VARY THE PRINTED FORMS OF SUCH CONTRACTS WITHOUT THE LENDER'S PRIOR WRITTEN CONSENT, UNLESS SUCH CHANGE OR VARIATION IS REQUIRED BY ANY REQUIREMENT OF LAW. ALL CONTRACTS ACQUIRED BY THE BORROWER SHALL BE ON FORMS REVIEWED AND APPROVED BY BORROWER'S COUNSEL (EITHER IN-HOUSE OR OUTSIDE COUNSEL). THE BORROWER SHALL DELIVER TO THE LENDER A COPY OF THE MEMORANDUM PREPARED BY THE BORROWER'S COUNSEL COMMENTING ON THE COMPLIANCE OF THE FORM(S) OF THE ACQUIRED CONTRACT(S) WITH ANY REQUIREMENT OF LAW FOR ANY ACQUISITION WITH A PURCHASE PRICE OF LESS THAN $100,000, WHICH MEMORANDUM SHALL BE SATISFACTORY IN FORM AND SUBSTANCE TO THE LENDER. FOR ANY ACQUISITION WITH A PURCHASE PRICE IN EXCESS OF $100,000, THE BORROWER SHALL SUBMIT TO THE LENDER AN OPINION OF THE BORROWER'S COUNSEL REGARDING THE COMPLIANCE OF THE FORM(S) OF THE CONTRACT(S) WITH ANY REQUIREMENT OF LAW, WHICH OPINION SHALL BE SATISFACTORY IN FORM AND SUBSTANCE TO THE LENDER.

         9.26 Credit Guidelines. The Borrower shall not make any material changes in its Credit Guidelines (a copy of which has been previously furnished by the Borrower to the Lender) without the Lender's prior written consent which the Lender may withhold in its sole and absolute discretion.

         9.27 Further Assurances. The Borrower shall execute and deliver, or cause to be executed and delivered, to the Lender such documents and agreements, and shall take or cause to be taken such actions, as the Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

10. CONDITIONS TO BORROWINGS.
    ------------------------

         10.1 Conditions Precedent to Making of Revolving Loans on the Closing Date. The obligation of the Lender to make the Revolving Loans on the Closing Date is subject to the following conditions precedent having been satisfied in a manner satisfactory to the Lender:

                  (a) All representations and warranties contained in this Agreement and in the other Loan Documents shall be true and correct as of the Closing Date.

                  (b) No Default or Event of Default shall exist on the Closing Date, or would exist after giving effect to the Revolving Loans to be made on such date.

                  (c) The Lender shall have received such opinions of counsel for the Borrower as the Lender has requested, each such opinion to be in a form, scope, and substance satisfactory to the Lender.

                  (d) The Lender shall have received:

                           (i) acknowledgment copies of proper financing statements, duly filed on or before the Closing Date under the UCC of all jurisdictions that the Lender may deem necessary or desirable in order to perfect the Lender's Lien; and

                           (ii) duly executed UCC-3 Termination Statements and other instruments, in form and substance satisfactory to the Lender, as shall be deemed necessary by Lender to terminate and satisfy all Liens, other than Permitted Liens, on the Collateral.

                  (e) The Lender shall have received a guaranty, satisfactory in form and substance to the Lender, from the Guarantor, and a subordination agreement, satisfactory in form and substance to the Lender, from TFC.

                  (f) The Borrower shall have paid all fees and expenses of the Lender and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby, it being understood and agreed that the maximum amount of the payment by the Borrower under this Section 10.1(g) shall be $10,000.

                  (g) The Borrower shall have paid in full the Closing Fee.

                  (h) The Lender shall have had an opportunity, if Lender so chooses, to examine the books of account and other records and files of the Borrower and to make copies thereof and to conduct a pre-closing audit which shall include, without limitation, verification of Contracts and Availability, and the results of such examination and audit shall have been satisfactory to the Lender in all respects.

                  (i) All proceedings taken in connection with the execution of this Agreement, the other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Lender.

                  (j) No material adverse change shall have occurred in the operations, business, profits, properties, condition (financial or otherwise) or prospects of the Borrower or in the Collateral since June 30, 1999, and the Lender shall have received a certificate of the Borrower's chief financial officer to such effect.

         The acceptance by the Borrower of any Revolving Loans made on the Closing Date shall be deemed to be a representation and warranty made by the Borrower to the effect that all of the conditions precedent to the making of such Revolving Loans have been satisfied, with the same effect as delivery to the Lender of a certificate signed by a Responsible Officer of the Borrower, dated the Closing Date, to such effect.

         10.2 Conditions Precedent to Each Revolving Loan. The obligation of the Lender to make each Revolving Loan, including the initial Revolving Loans on the Closing Date, shall be subject to the further conditions precedent that on and as of the date of any such extension of credit the following statements shall be true, and the acceptance by the Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i) and (ii), with the same effect as the delivery to the Lender of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

                           (i) The representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, except to the extent the Lender has been notified by the Borrower that any representation or warranty is not correct and the Lender has explicitly waived in writing compliance with such representation or warranty; and

                           (ii) No event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default.

11.      DEFAULT.
         -------

         11.1 Events of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

                  (a) any failure to pay the principal of or interest or premium on any of the Obligations when due, whether upon demand or otherwise;

                  (b) any representation or warranty made or deemed made by the Borrower in this Agreement or by the Borrower, the Guarantor or TFC in any of the other Loan Documents, any Financial Statement, or any certificate furnished by the Borrower at any time to the Lender shall prove to be untrue in any material respect as of the date when made, deemed made, or furnished;

                  (c) any default shall occur in the observance or performance by the Borrower or the Guarantor of (i) any of the covenants and agreements contained in this Agreement (other than Sections 9.17(a), 9.18 or 9.19), any other Loan Documents, or any other agreement entered into at any time to which the Borrower and/or the Guarantor, as applicable, and the Lender are party, or if any such agreement or document shall terminate (other than in accordance with its terms or the terms hereof or with the written consent of the Lender) or become void or unenforceable, without the written consent of the Lender; or (ii) Sections 9.17(a), 9.18 or 9.19, and such default shall continue for a period of thirty (30) days after the Borrower becomes aware that it is not in compliance; or any default shall occur in the observance or performance by TFC of any of the covenants and agreements contained in the subordination agreement from TFC in favor of the Lender, or such subordination agreement from TFC shall terminate (other than in accordance with its terms or the terms hereof or with the written consent of the Lender) or become void or unenforceable, without the written consent of the Lender;

                  (d) default shall occur by the Borrower, the Guarantor or TFC with respect to any Debt for borrowed money (other than the Obligations) in an outstanding principal amount which exceeds, in the aggregate for all such Debt with respect to which default shall have occurred, $100,000, or under any agreement or instrument under or pursuant to which any such Debt or indebtedness may have been issued, created, assumed, or guaranteed by the Borrower, the Guarantor or TFC and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt or indebtedness to accelerate, the maturity of any such Debt; or any such Debt or indebtedness shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

                  (e) the Borrower, the Guarantor or TFC shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for it or for all or any part of its Property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its Debts as they become due;

                  (f) an involuntary petition shall be filed or an action or proceeding otherwise commenced against the Borrower, the Guarantor or TFC seeking reorganization, arrangement or readjustment of the debts of such Person or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and either (i) such petition, action or proceeding shall not have been dismissed within a period of sixty (60) days after its commencement, or (ii) an order for relief against such Person shall have been entered in such proceeding;

                  (g) a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for the Borrower, the Guarantor or TFC or for all or any part of its respective Property shall be appointed or a warrant of attachment, execution or similar process shall be issued against any part of the Property of the Borrower, the Guarantor or TFC;

                  (h) the Borrower, the Guarantor or TFC shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

                  (i) all or any material part of the Property of the Borrower, the Guarantor or TFC shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such Property or such Person shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

                  (j) any guaranty of the Obligations shall be terminated, revoked or declared void or invalid;

                  (k) one or more final judgments or orders for the payment of money, which judgment(s) shall not be the subject of an appeal after the expiration of the applicable time period during which an appeal must be filed or, if appealed, shall not have been stayed on appeal, and which amount shall not be fully covered by insurance, (i) shall be rendered against the Borrower aggregating in excess of $100,000, or (ii) shall be rendered against the Guarantor and TFC aggregating in excess of $1,000,000;

                  (l) any loss, theft, damage or destruction of any item or items of Collateral or other Property of the Borrower, the Guarantor or TFC occurs which (i) materially and adversely affects the Property, business, operation, prospects, or condition of such Person, or (ii) is material in amount and is not adequately covered by insurance;

                  (m)      there occurs a Material Adverse Effect;

                  (n) there is filed against the Borrower, the Guarantor or TFC any civil or criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (1) is not dismissed within one hundred twenty (120) days, and (2) could result in the confiscation or forfeiture of any material portion of the Collateral;

                  (o) for any reason other than the failure of the Lender to take any action available to it to maintain perfection of the Lender's Liens in the Collateral, pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens or is terminated, revoked or declared void;

                  (p) the Guarantor shall, at any time, cease to be the record and beneficial owner of one hundred percent (100%) of all of the issued and outstanding voting stock of the Borrower; or

                  (q) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multi-employer Plan or the PBGC in an aggregate amount in excess of $100,000;
(ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $100,000; or (iii) the Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount in excess of $100,000.

         11.2     Remedies.
                  --------

                  (a) If a Default or an Event of Default has occurred and is continuing, the Lender may, in its discretion, do one or more of the following at any time or times and in any order, without notice to or demand on the
Borrower: (i) reduce the amount of the Total Facility or the advance rates used in computing the Availability; and (ii) restrict the amount of or refuse to make Revolving Loans. If an Event of Default exists, the Lender may do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on the
Borrower: (i) terminate this Agreement; (ii) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 11.1(e), 11.1(g), or 11.1(h), this Agreement shall automatically terminate and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; and
(iii) pursue its other rights and remedies under the Loan Documents and applicable law.

                  (b) If an Event of Default has occurred and is continuing, all rights of the Borrower to collect any payments due under the Collateral and all rights of the Borrower to exercise the consensual rights which it would otherwise be entitled to exercise with respect thereto, shall, at the option of the Lender and upon written notice from the Lender to the Borrower, immediately terminate. The Borrower acknowledges and agrees that following an Event of Default the Lender shall be entitled to receive all of the Contract payments, without deduction, even though this may render the Borrower insolvent and leave the Borrower without any funds to pay its operating expenses. The Borrower, at the Lender's request, shall immediately provide the Lender with a current list of the names and addresses for all Contract Debtors and shall, at the Lender's request following an Event of Default, immediately direct all Contract Debtors (pursuant to a form of notice prepared by the Lender) to make all payments due under the Contracts and the other Collateral directly to the Lender or to a bank account designated by the Lender, and the Borrower shall otherwise cooperate with the Lender in that regard.

                  (c) If an Event of Default has occurred and is continuing: (i) the Lender shall have, in addition to all other rights, the rights and remedies of a secured party under the UCC; (ii) the Lender may, at any time, take possession of the Collateral and keep it on the Borrower's premises, at no cost to the Lender or remove any part of it to such other place or places as the Lender may desire, or the Borrower shall, upon the Lender's demand, at the Borrower's cost, assemble the Collateral and make it available to the Lender at a place reasonably convenient to the Lender; (iii) the Lender may exchange, waive, or release any of the Collateral, apply Collateral and direct the order or manner of sale thereof as the Lender may determine, and settle, compromise, collect, or otherwise liquidate any Collateral in any manner, all without affecting the Obligations or the Lender's right to take any action with respect to any other Collateral; (iv) the Lender may notify the Contract Debtors that the Contracts have been assigned to Lender and may collect them directly; and
(v) the Lender may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Lender deems advisable, in its sole discretion, and may, if the Lender deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the Borrower agrees that any notice by the Lender of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) Business Days prior to such action to the Borrower's address specified in or pursuant to Section 14.7. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Lender receives payment, and if the buyer defaults in payment, the Lender may resell the Collateral without further notice to the Borrower. In the event the Lender seeks to take possession of all or any portion of the Collateral by judicial process, the Borrower irrevocably waives: (a) the posting of any bond, surety or security with respect thereto which might otherwise be required; (b) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (c) any requirement that the Lender retain possession and not dispose of any Collateral until after trial or final judgment. The Borrower agrees that the Lender has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Lender is hereby granted a license or other right to use, without charge, the Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar Property, in advertising or selling any Collateral, and the Borrower's rights under all licenses and all franchise agreements shall inure to the Lender's benefit. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and then to the Obligations in whatever order the Lender elects. The Lender will return any excess to the Borrower and the Borrower shall remain liable for any deficiency.

                  (d) If an Event of Default occurs, the Borrower hereby waives all rights to notice and hearing prior to the exercise by the Lender of the Lender's rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.

12.      TERM AND TERMINATION.
         --------------------

         12.1 Term and Termination. This Agreement shall terminate on the Stated Termination Date. The Lender may terminate this Agreement without notice upon the occurrence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations shall become immediately due and payable. Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full, the Borrower shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder and the Lender shall retain all of its rights and remedies hereunder (including, without limitation, the security interest of the Lender in, and all rights and remedies with respect to, all then existing and after-arising Collateral).

13.      AMENDMENTS; WAIVER; PARTICIPATIONS.
         ----------------------------------

         13.1 No Waivers; Cumulative Remedies. No failure by the Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among the Borrower and the Lender, or delay by the Lender in exercising the same, will operate as a waiver thereof. No waiver by the Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Lender on any occasion shall affect or diminish the Lender's rights thereafter to require strict performance by the Borrower of any provision of this Agreement. The Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Lender may have.

         13.2 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Lender and the Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         13.3 Participations. The Lender may at any time sell participating interests in any Revolving Loans and the other interests of the Lender hereunder and under the other Loan Documents; provided, however, that (i) the Lender's obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible for the performance of such obligations, and (iii) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement and the other Loan Documents. If amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participating Lender shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

14.      MISCELLANEOUS.
         -------------

         14.1 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         14.2 Governing Law; Choice of Forum; Service of Process.

                  (a) THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, EXCEPT THAT NO DOCTRINE OF CHOICE OF LAW SHALL BE USED TO APPLY THE LAWS OF ANY OTHER STATE OR JURISDICTION.

                  (b) Any legal action or proceeding with respect to this Agreement or any other loan document may be brought in the federal and state courts of New York, and by execution and delivery of this Agreement, the Borrower and the Lender consent, for itself and in respect of its property, to the non-exclusive jurisdiction of those courts. Each of the Borrower and the Lender irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of Forum Non Conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any document related hereto. Notwithstanding the foregoing: (1) the Lender shall have the right to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdiction the Lender deem necessary or appropriate in order to realize on the Collateral or other security for the Obligations, and (2) each of the parties hereto acknowledges that any appeals from the courts described in the immediately preceding sentence may have to be heard by a court located outside those jurisdictions.

         14.3     Waiver of Jury Trial.
                  --------------------

                  (a) THE BORROWER AND THE LENDER EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY, RELATED PERSON, PARTICIPANT, OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER AND THE LENDER EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                  (b) THE BORROWER AGREES THAT IT WILL NOT ASSERT AGAINST THE LENDER ANY CLAIM FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES IN

CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         14.4 Survival of Representations and Warranties. All of the Borrower's representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Lender or its agents.

         14.5 Other Security and Guaranties. The Lender, may, without notice or demand and without affecting the Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

         14.6 Fees and Expenses. The Borrower agrees to pay to the Lender, on demand, all costs and expenses that Lender pays or incurs in connection with the administration, enforcement, and termination of this Agreement, including, without limitation: (a) Attorney Costs; (b) costs and expenses (including attorneys' and paralegals' fees and disbursements which shall include the allocated costs of Lender's in-house counsel fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for filing financing statements and continuations, and other actions to perfect, protect, and continue the Lender's Liens in the Collateral (including costs and expenses paid or incurred by the Lender in connection with the consummation of Agreement); (e) sums paid or incurred to pay any amount or take any action required of the Borrower under the Loan Documents that the Borrower fails to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including, without limitation, travel, lodging, meals and other expenses for inspections of the Collateral and the Borrower's operations by the Lender's personnel, plus the Lender's then customary charge for field examinations and audits and the preparation of reports thereof, as more particularly described in Section 3.6; (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Account; (h) costs and expenses of preserving and protecting the Collateral; and (i) costs and expenses (including attorneys' and paralegals' fees and disbursements which shall include the allocated cost of the Lender's in-house counsel fees and disbursements) paid or incurred to obtain payment of the Obligations, enforce the Lender's Liens in the Collateral, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Lender arising out of the transactions contemplated hereby (including without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower. All of the foregoing costs and expenses may be charged by the Lender to the Loan Account as Revolving Loans as described in Section 4.4.

         14.7 Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted (receipt electronically acknowledged), in each case addressed to the party to be notified as follows:

         If to the Lender:          Bank of America, National Association
                                    40 East 52nd Street
                                    New York, NY 10022
                                    Attention:     Richard Gennario
                                    Facsimile:     (212) 836-5241

         with copies to:            Bank of America, National Association
                                    10124 Old Grove Road
                                    San Diego, CA 92131
                                    Attention:     Legal Department
                                    Facsimile:     (619) 549-7518

         If to the Borrower:        First Community Finance, Inc.
                                    4900 Augusta Avenue, Suite 104
                                    Richmond, VA 23230
                                    Attention:     G. Kent Brooks
                                    Facsimile:     (804) 353-7818

         with copies to:            TFC Enterprises, Inc.
                                    5425 Robin Hood Road, Suite 101B
                                    Norfolk, VA 23513
                                    Attention:     Craig Poppen
                                    Facsimile:     (757) 858-4093

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         14.8 Waiver of Notices. Unless otherwise expressly provided herein, the Borrower waives presentment, protest and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Borrower which the Lender may elect to give shall entitle the Borrower to any or further notice or demand in the same, similar or other circumstances.

         14.9 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by the Borrower without the prior written consent of the Lender.

         14.10 INDEMNITY OF THE LENDER BY THE BORROWER. THE BORROWER AGREES TO INDEMNIFY AND HOLD THE LENDER AND ITS OFFICERS, DIRECTORS, EMPLOYEES, COUNSEL, AGENTS AND ATTORNEYS-IN-FACT (EACH, AN "INDEMNIFIED PERSON") HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, CHARGES, EXPENSES AND DISBURSEMENTS (INCLUDING ATTORNEY COSTS) OF ANY KIND OR NATURE WHATSOEVER WHICH MAY AT ANY TIME (INCLUDING AT ANY TIME FOLLOWING REPAYMENT OF THE REVOLVING LOANS) BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY SUCH PERSON IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED BY OR REFERRED TO HEREIN, OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY ACTION TAKEN OR OMITTED BY ANY SUCH PERSON UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING, INCLUDING WITH RESPECT TO ANY INVESTIGATION, LITIGATION OR PROCEEDING (INCLUDING ANY INSOLVENCY PROCEEDING OR APPELLATE PROCEEDING) RELATED TO OR ARISING OUT OF THIS AGREEMENT OR THE REVOLVING LOANS OR THE USE OF THE PROCEEDS THEREOF, WHETHER OR NOT ANY INDEMNIFIED PERSON IS A PARTY THERETO (ALL THE FOREGOING, COLLECTIVELY, THE "INDEMNIFIED LIABILITIES"); PROVIDED, THAT THE BORROWER SHALL HAVE NO OBLIGATION HEREUNDER TO ANY INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES RESULTING SOLELY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON. THIS INDEMNITY SHALL SURVIVE PAYMENT OF ALL OTHER OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT.

         14.11 Final Agreement. This Agreement and the other Loan Documents are intended by the Borrower and the Lender to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Borrower and a duly authorized officer of the Lender.

         14.12 Counterparts. This Agreement may be executed in any number of counterparts, and by the Lender and the Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

         14.13 Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

         14.14 Right of Setoff. In addition to any rights and remedies of the Lender provided by law, if an Event of Default exists, the Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Borrower against any and all Obligations owing to the Lender, now or hereafter existing, irrespective of whether or not the Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.


                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.


"LENDER"                                             "BORROWER"

Bank of America, National Association              First Community Finance, Inc.


By:                                            By:
      -----------------------                          ---------------------
Name:                                          Name:
      -----------------------                          ---------------------
Title:                                         Title:
      -----------------------                          ---------------------

                                LIST OF SCHEDULES
                                -----------------


SCHEDULE 6.3      Location of the Borrower's Chief Executive Office
                    and other Locations

SCHEDULE 8.3      List of Jurisdictions in Which Borrower is Qualified
                    and Where Incorporated and in Good Standing

SCHEDULE 8.5      List of Affiliates

SCHEDULE 8.6      Borrower's Financial Statements

SCHEDULE 8.11     List of Litigation

                                  SCHEDULE 6.3
                                       TO
                           LOAN AND SECURITY AGREEMENT


                LOCATION OF THE BORROWER'S CHIEF EXECUTIVE OFFICE
                               AND OTHER LOCATIONS
                               -------------------

See attached page for locations.

                                 SCHEDULE 8.3 TO
                           LOAN AND SECURITY AGREEMENT


              LIST OF JURISDICTIONS IN WHICH BORROWER IS QUALIFIED
                   AND WHERE INCORPORATED AND IN GOOD STANDING
                   -------------------------------------------

Virginia (state of incorporation)
North Carolina

                                 SCHEDULE 8.5 TO
                           LOAN AND SECURITY AGREEMENT


                               LIST OF AFFILIATES
                               ------------------



Name of Company                     Relationship
---------------                     ------------
TFC Enterprises, Inc.,              TFC Enterprises, Inc. owns 100% of the issued and
a Delaware corporation              outstanding stock of First Community Finance, Inc.

The Finance Company,                TFC Enterprises, Inc. owns 100% of the issued and
a Virginia corporation              outstanding stock of The Finance Company

Recoveries, Inc.,.                  TFC Enterprises, Inc. owns 100% of the issued and
a Virginia corporation              outstanding stock of Recoveries, Inc.

The Insurance Agency, Inc.,         The Finance Company owns 100% of the issued and
a Virginia corporation              outstanding stock of The Insurance Agency, Inc.

PC Acceptance Corporation,          TFC Enterprises, Inc. owns 100% of the issued and
a Virginia corporation              outstanding stock of PC Acceptance Corporation

TFC Receivables Corporation,        The Finance Company owns 100% of the issued and
a Virginia corporation              outstanding stock of TFC Receivables Corporation

TFC Receivables Corporation 2,      The Finance Company owns 100% of the issued and
a Virginia corporation              outstanding stock of TFC Receivables Corporation 2

                                 SCHEDULE 8.6 TO
                           LOAN AND SECURITY AGREEMENT


                         BORROWER'S FINANCIAL STATEMENTS
                         -------------------------------

Attached hereto are the following items:

1. The audited balance sheet and related statements of income, retained earnings, cash flow, and changes in stockholders equity for TFC Enterprises, Inc. and its consolidated Subsidiaries as of December 31, 1998, and for the Fiscal Year then ended, accompanied by the report thereon of TFC Enterprises, Inc.'s independent certified public accountants.

2. The unaudited balance sheet and related statements of income and cash flow for First Community Finance, Inc. as of June 30, 1999.

                                SCHEDULE 8.11 TO
                           LOAN AND SECURITY AGREEMENT


                               LIST OF LITIGATION
                               ------------------
None